As filed with the Securities and Exchange Commission on December 21, 2018

File No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

NioCorp Developments Ltd.

(Exact name of registrant as specified in its charter)

British Columbia, Canada (State or other jurisdiction of incorporation or organization)	98-1262185 (I.R.S. Employer Identification Number)

7000 South Yosemite Street
Suite 115
Centennial, Colorado 80112
(720) 639-4647

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

CT Corporation System
111 Eighth Avenue
13th Floor
New York, New York 10011
(800) 624-0909

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

 Christopher M. Kelly, Esq.

Andrew C. Thomas, Esq.
Jones Day
North Point
901 Lakeside Avenue
Cleveland, Ohio 44114
(216) 586-3939

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒	Non-Accelerated filer ☐	Smaller Reporting Company ☐

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

Calculation of Registration Fee*

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Unit (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (2)
Common shares, without par value, to be offered for resale by selling shareholders	6,794,312	$0.41	$2,785,668	$337.62
Common shares, without par value, issuable upon conversion of $1.2 million principal amount of a convertible security, to be offered for resale by Lind Asset Management IV LLC	3,435,941	$0.41	$1,408,736	$170.74
Common shares, without par value, issuable upon exercise of common share purchase warrants, exercisable at C$0.79 per share, to be offered for resale by selling shareholders	2,495,000	$0.41	$1,022,950	$123.98
Common shares, without par value, issuable upon exercise of common share purchase warrants, exercisable at C$0.75 per share, to be offered for resale by selling shareholders	2,421,704	$0.41	$992,899	$120.34
Common shares, without par value, issuable upon exercise of common share purchase warrants, exercisable at C$0.79 per share, to be offered for resale by Mackie Research Capital Corporation	192,562	$0.41	$78,950	$9.57
Common shares, without par value, issuable upon exercise of common share purchase warrants, exercisable at C$0.73 per share, to be offered for resale by Lind Asset Management IV LLC	260,483	$0.41	$106,798	$12.94
Common shares, without par value, issuable upon exercise of common share purchase warrants, exercisable at C$0.77 per share, to be offered for resale by Lind Asset Management IV LLC	1,035,319	$0.41	$424,481	$51.45
Total	16,635,321	$—	$6,820,482	$826.64

(1)	Estimated solely for the purpose of calculating the amount of registration fee pursuant to Rule 457(c) under the Securities Act of 1933. The proposed maximum offering price per share and proposed maximum aggregate offering price are based upon the average of the high and low prices of the common shares, without par value, of the registrant as of December 18, 2018 as quoted on the OTCQX of $0.41.
(2)	The registration fee of $826.64 is being paid concurrently with the filing of this Registration Statement on Form S-3.
*	All dollar amounts reflected herein refer to U.S. Dollars unless otherwise noted.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information contained in this prospectus is not complete and may be changed. The selling shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and the selling shareholders are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject To Completion, Dated December 21, 2018

PROSPECTUS

NioCorp Developments Ltd.

16,635,321 Common Shares

This prospectus relates to the registration and resale or other disposition from time to time by certain selling shareholders (each a “selling shareholder” and collectively, the “selling shareholders”), of up to an aggregate of 16,635,321 common shares, without par value (“Common Shares”), of NioCorp Developments Ltd. (“NioCorp,” the “Company,” “we,” “us” or “our”) comprising the following:

•	1,950,900 Common Shares issued to selling shareholders in connection with the with the Company’s July 2017 brokered private placement (the “July 2017 Private Placement”) of units of the Company (“Units”);

•	2,495,000 Common Shares issuable upon exercise of Common Share purchase warrants, exercisable at a price per Common Share of C$0.79, expiring July 26, 2021 (the “July 2017 Warrants”), which were issued to selling shareholders in connection with the July 2017 Private Placement;

•	192,562 Common Shares issuable upon exercise of Common Share purchase warrants, exercisable at a price per Common Share of C$0.79, expiring July 26, 2021 (the “Mackie Warrants”), which were issued to Mackie Research Capital Corporation (“Mackie”) for services rendered to us in connection with the July 2017 Private Placement;

•	2,875,841 Common Shares issued to selling shareholders in connection with the closing of the first tranche (the “First Tranche Closing”) of the Company’s September 2018 non-brokered private placement of Units (the “September 2018 Private Placement” and, together with the July 2017 Private Placement, the “Private Placements”);

•	1,437,919 Common Shares issuable upon exercise of Common Share purchase warrants, exercisable at a price per Common Share of C$0.75, expiring September 14, 2020 (the “First Tranche Warrants”), which were issued to selling shareholders in connection with the First Tranche Closing;

•	1,967,571 Common Shares issued to selling shareholders in connection with the closing of the second tranche (the “Second Tranche Closing”) of the September 2018 Private Placement;

•	983,785 Common Shares issuable upon exercise of Common Share purchase warrants, exercisable at a price per Common Share of C$0.75, expiring September 28, 2020 (the “Second Tranche Warrants” and, collectively with the First Tranche Warrants, the “September 2018 Warrants”; the September 2018 Warrants, collectively with the July 2017 Warrants, the “Selling Shareholder Warrants”), which were issued to selling shareholders in connection with the Second Tranche Closing;

•	260,483 Common Shares issuable upon exercise of Common Share purchase warrants, exercisable at a price per Common Share of C$0.73, expiring August 15, 2020 (the “Initial Convertible Security Warrants”), which were issued to Lind Asset Management IV LLC (“Lind”) in connection with Lind’s funding of an additional $1.0 million under a convertible security (the “Initial Convertible Security”) issued to Lind pursuant to a convertible security funding agreement, dated December 14, 2015 (as amended, supplemented or otherwise modified from time to time, the “Initial Lind Agreement”), between us and Lind;

•	1,035,319 Common Shares issuable upon exercise of Common Share purchase warrants, exercisable at a price per Common Share of C$0.77, expiring July 9, 2021 (the “Subsequent Convertible Security Warrants” and, collectively with the Initial Convertible Security Warrants, the “Lind Warrants”; the Lind Warrants, collectively with the Selling Shareholder Warrants and the Mackie Warrants, the “Warrants”), which were issued to Lind in connection with the funding by Lind of $1.0 million under, and issuance by the Company of, a convertible security (the “Subsequent Convertible Security”), pursuant to a convertible security funding agreement, dated June 27, 2018 (as amended, supplemented or otherwise modified from time to time, the “Subsequent Lind Agreement”), between us and Lind; and

•	3,435,941 Common Shares issuable upon conversion of $1.2 million aggregate principal amount of the Subsequent Convertible Security.

We issued an aggregate of 6,794,312 Common Shares covered by this prospectus in the Private Placements. We may issue up to an additional 6,405,068 Common Shares in connection with the exercise of the outstanding Warrants. We may also issue up to an additional 3,435,941 Common Shares in connection with the conversion of up to $1.2 million aggregate principal amount of the Subsequent Convertible Security. Additional information about the Private Placements and the issuance of the Initial Convertible Security Warrants, the Subsequent Convertible Security Warrants and the Subsequent Convertible Security is provided in the section entitled “Summary - Description of Private Issuances” of this prospectus.

The selling shareholders may sell or otherwise dispose of the Common Shares covered by this prospectus or interests therein on any stock exchange, market or trading facility on which the Common Shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. Additional information about the selling shareholders, and the times and manner in which they may offer and sell Common Shares under this prospectus, is provided in the sections entitled “Selling Shareholders” and “Plan of Distribution” of this prospectus.

We will not receive any proceeds from the resale of the Common Shares by the selling shareholders. However, upon exercise, we will receive the cash exercise price of the Warrants.

Our Common Shares are traded on the Toronto Stock Exchange (the “TSX”) under the symbol “NB” and quoted on the OTCQX under the symbol “NIOBF.” On December 18, 2018, the last reported closing bid price of our Common Shares was $0.41 per Common Share on the OTCQX and C$0.545 per Common Share on the TSX. The over-the-counter quotations on the OTCQX reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions. You are urged to obtain current market quotations of the Common Shares.

All dollar amounts reflected herein refer to U.S. dollars unless otherwise noted.

We are an “emerging growth company” as defined under federal securities laws and, as such, may elect to comply with certain reduced public company requirements for future filings.

Investing in the Common Shares involves a high degree of risk. See “Risk Factors” beginning on page 6 of this prospectus.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the securities offered hereby or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is .

GLOSSARY OF TERMS

0896800	0896800 B.C. Ltd., a wholly-owned subsidiary of the Company and 100% owner of ECRC
CIM	Canadian Institute of Mining and Metallurgy
deposit	A mineralized body which has been physically delineated by sufficient drilling, trenching, and/or underground work, and found to contain a sufficient average grade of metal or metals to warrant further exploration and/or development expenditures. Such a deposit does not qualify as a commercially mineable ore body or as containing reserves or ore, unless final legal, technical, and economic factors are resolved.
ECRC	Elk Creek Resources Corp., a private Nebraska corporation and wholly-owned subsidiary of 0896800
Elk Creek Project	NioCorp’s niobium, scandium, and titanium project located on the Elk Creek Property
Elk Creek Property	NioCorp’s Carbonatite property located in Southeast Nebraska, USA
Exchange Act	United States Securities Exchange Act of 1934, as amended
feasibility study	A comprehensive study of a mineral deposit in which all geological, engineering, legal, operating, economic, social, environmental, and other relevant factors are considered in sufficient detail that it could reasonably serve as the basis for a final decision by a financial institution to finance the development of the deposit for mineral production
grade	A particular quantity of ore or mineral, relative to other constituents, in a specified quantity of rock
HSLA steel	High-strength low-alloy steel
mineral reserve	The economically and legally mineable part of a measured or indicated mineral resource demonstrated by at least a preliminary feasibility study under NI 43-101 standards or a bankable feasibility study under SEC Industry Guide 7 Standards. This study must include adequate information on mining, processing, metallurgical, economic, and other relevant factors that demonstrate, at the time of reporting, that economic extraction can be justified. A mineral reserve includes diluting materials and allowances for losses that may occur when the material is mined and processed.
mineral resource	A concentration or occurrence of natural, solid, inorganic or fossilized organic material in or on the Earth’s crust in such form and quantity and of such a grade or quality that it has reasonable prospects for economic extraction. The location, quantity, grade, geological characteristics, and continuity of a mineral resource are known, estimated, or interpreted from specific geological evidence and knowledge. The term “mineral resource” covers mineralization and natural material of intrinsic economic interest which has been identified and estimated through exploration and sampling and within which mineral reserves may subsequently be defined by the consideration and application of technical, economic, legal, environmental, socio-economic, and governmental factors. The phrase “reasonable prospects for economic extraction” implies a judgment by a qualified person (as that term is defined in NI 43-101) in respect of the technical and economic factors likely to influence the prospect of economic extraction. A mineral resource is an inventory of mineralization that, under realistically assumed and justifiable technical and economic conditions, might become economically extractable.
inferred mineral resource: Under CIM standards, an Inferred Mineral Resource is that part of a Mineral Resource for which quantity and grade or quality can be estimated on the basis of geological evidence and limited sampling and reasonably assumed, but not verified, geological and grade continuity. The estimate is based on limited information and sampling gathered through appropriate techniques from locations such as outcrops, trenches, pits, workings, and drill holes.

indicated mineral resource: Under CIM standards, an Indicated Mineral Resource is that part of a Mineral Resource for which quantity, grade or quality, densities, shape and physical characteristics can be estimated with a level of confidence sufficient to allow the appropriate application of technical and economic parameters, to support mine planning and evaluation of the economic viability of the deposit. The estimate is based on detailed and reliable exploration and testing information gathered through appropriate techniques from locations such as outcrops, trenches, pits, workings, and drill holes that are spaced closely enough for geological and grade continuity to be reasonably assumed.
measured mineral resource: Under CIM standards, a Measured Mineral Resource is that part of a Mineral Resource for which quantity, grade or quality, densities, shape, physical characteristics are so well established that they can be estimated with confidence sufficient to allow the appropriate application of technical and economic parameters, to support production planning and evaluation of the economic viability of the deposit. The estimate is based on detailed and reliable exploration, sampling, and testing information gathered through appropriate techniques from locations such as outcrops, trenches, pits, workings, and drill holes that are spaced closely enough to confirm both geological and grade continuity.
SEC Industry Guide 7 does not define “mineral resources” and typically mineral resources may not be disclosed in reports filed with the SEC. See “Cautionary Note to U.S. Investors Regarding Estimates of Mineral Reserves and Mineral Resources” below.
NI 43-101	National Instrument 43-101 of the Canadian Securities Administrators entitled “Standards of Disclosure for Mineral Projects”
niobium	The element niobium (atomic number 41), a transition metal primarily used in the production of HSLA steel
Revised Elk Creek Feasibility Study	A CIM-compliant NI 43-101 feasibility study for the Elk Creek Project, filed on SEDAR on December 15, 2017
scandium	The element scandium (atomic number 21), a transition metal used as an alloying agent with aluminum that provides high strength and lower weight for aerospace industry components and other applications that need lightweight metals. It also is used in the electrolyte layer of solid oxide fuel cells.
Securities Act	United States Securities Act of 1933, as amended
SEDAR	System for Electronic Document Analysis and Retrieval, the electronic filing system for the disclosure documents of issuers across Canada
SRK	SRK Consulting (US) Inc.
titanium	The element titanium (atomic number 22), a transition metal which in its oxide form is a common pigment in paper, paint, and plastic. In its metallic form, titanium is used in aerospace applications, armor, chemical processing applications, marine hardware applications, medical implants, power generation, and in sporting goods.

SEC INDUSTRY GUIDE 7 DEFINITIONS

development stage	A mineral project which is undergoing preparation of an established commercially mineable deposit for its extraction but which is not yet in production. This stage occurs after completion of a feasibility study.
exploration stage	A mineral prospect which is not in either the development or production stage
mineralized material	Material that is not included in the reserve as it does not meet all of the criteria for adequate demonstration for economic or legal extraction
probable reserve	Reserves for which quantity and grade and/or quality are computed from information similar to that used for proven (measured) reserves, but the sites for inspection, sampling, and measurement are farther apart or are otherwise less adequately spaced. The degree of assurance, although lower than that for proven reserves, is high enough to assume continuity between points of observation.
production stage	A project which is actively engaged in the process of extraction and beneficiation of mineral reserves to produce a marketable metal or mineral product
proven reserve	Reserves for which (a) quantity is computed from dimensions revealed in outcrops, trenches, workings, or drill holes; grade and/or quality are computed from the results of detailed sampling and (b) the sites for inspection, sampling, and measurement are spaced so closely and the geologic character is so well defined that size, shape, depth, and mineral content of reserves are well-established.
reserve	That part of a mineral deposit which could be economically and legally extracted or produced at the time of the reserve determination. Reserves must be supported by a feasibility study done to bankable standards that demonstrates the economic extraction. “Bankable standards” implies that the confidence attached to the costs and achievements developed in the study is sufficient for the project to be eligible for external debt financing. A reserve includes adjustments to the in-situ tonnes and grade to include diluting materials and allowances for losses that might occur when the material is mined.

Cautionary Note to U.S. Investors Regarding
Mineral Reserve and Resource Estimates

The mineral estimates incorporated by reference into this prospectus have been prepared in accordance with the requirements of the securities laws in effect in Canada, which differ from the requirements of United States securities laws. The terms “mineral reserve,” “proven mineral reserve” and “probable mineral reserve” are Canadian mining terms as defined in accordance with NI 43-101 and the CIM Definition Standards on Mineral Resources and Mineral Reserves, adopted by the CIM Council, as amended. These definitions differ from the definitions in the SEC Industry Guide 7 under the Securities Act. Under SEC Industry Guide 7 standards, a “final” or “bankable” feasibility study is required to report reserves, the three-year historical average price is used in any reserve or cash flow analysis to designate reserves and the primary environmental analysis or report must be filed with the appropriate governmental authority.

In addition, the terms “mineral resource,” “measured mineral resource,” “indicated mineral resource,” and “inferred mineral resource” are defined in, and required to be disclosed by NI 43-101; however, these terms are not defined terms under SEC Industry Guide 7 and are normally not permitted to be used in reports and registration statements filed with the SEC. Investors are cautioned not to assume that all or any part of a mineral deposit in these categories will ever be converted into reserves. “Inferred mineral resources” have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility. It cannot be assumed that all or any part of an inferred mineral resource will ever be upgraded to a higher category. Under Canadian securities laws and regulations, estimates of inferred mineral resources may not form the basis of feasibility or pre-feasibility studies, except in rare cases. Investors are cautioned not to assume that all or any part of an inferred mineral resource exists or is economically or legally mineable. Certain disclosures of the results of mining operations incorporated by reference herein are permitted disclosure under Canadian regulations; however, the SEC normally only permits issuers to report mineralization that does not constitute “reserves” by SEC Industry Guide 7 standards as in place tonnage and grade without reference to unit measures.

Accordingly, information contained in the documents incorporated by reference herein contain descriptions of our mineral deposits that may not be comparable to similar information made public by U.S. companies subject to the reporting and disclosure requirements under the United States federal securities laws and the rules and regulations thereunder.

CURRENCY AND EXCHANGE RATES

All dollar amounts in this prospectus are expressed in United States dollars unless otherwise indicated. The Company’s accounts are maintained in United States dollars and the Company’s financial statements are prepared in accordance with United States Generally Accepted Accounting Principles. Some of the Company’s material agreements use Canadian dollars and the Company’s Common Shares, as traded on the TSX, are traded in Canadian dollars. As used herein, “C$” represents Canadian dollars.

The following table sets forth the rate of exchange for the Canadian dollar, expressed in United States dollars in effect at the end of the periods indicated, the average of exchange rates in effect during such periods, and the high and low exchange rates during such periods based on the daily rate of exchange as reported by the Bank of Canada for conversion of Canadian dollars into United States dollars.

	Three Months Ended September 30, 2018	Fiscal Year Ended June 30,
		2018	2017	2016
Canadian Dollars to United States Dollars
Rate at end of period	0.7725	0.7594	0.7706	0.7687
Average rate for period	0.7652	0.7876	0.7538	0.7541
High for period	0.7749	0.8245	0.7828	0.7972
Low for period	0.7544	0.7513	0.7276	0.6854

About This Prospectus

This prospectus is part of a registration statement that we filed with the SEC.

We have not authorized anyone to provide you with information different from that contained in this prospectus. If anyone provides you with different information, you should not rely on it as having been authorized by us in making a decision about whether to invest in the securities being offered hereby. This prospectus is offering to sell, and is seeking offers to buy, the securities only in jurisdictions where offers and sales are permitted. The information contained in this prospectus speaks only as of the date of this prospectus unless the information specifically indicates that another date applies, regardless of the time of delivery of this prospectus or of any sale of our Common Shares.

We may provide a prospectus supplement containing specific information about the terms of a particular offering by the selling shareholders, or their transferees. The prospectus supplement may add, update or change information in this prospectus. If information in a prospectus supplement is inconsistent with the information in this prospectus, the information in the prospectus supplement shall be deemed to supersede the information contained herein to the extent of the inconsistency. You should read both this prospectus and, if applicable, any prospectus supplement hereto. See “Where You Can Find More Information” and “Information Incorporated by Reference.”

Documents incorporated by reference herein include industry and market data and other information that we have obtained from, or which is based upon, market research, independent industry publications or other publicly available information. Any such data and other information is subject to change based on various factors, including those described below under the heading “Risk Factors” and under Item 1A. “Risk Factors” in our most recent Annual Report on Form 10-K and in our most recent Quarterly Reports on Form 10-Q filed with the SEC, which are incorporated herein by reference.

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Our logo and some of our trademarks are used in this prospectus, which remain our sole intellectual property. This prospectus also includes trademarks, tradenames, and service marks that are the property of other organizations. Solely for convenience, our trademarks and tradenames referred to in this prospectus appear without the “TM” symbol, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights, or the right of the applicable licensor to these trademarks and tradenames.

We have not, and the selling shareholders have not, authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus or in any supplement to this prospectus or free writing prospectus, and neither we nor the selling shareholders takes any responsibility for any other information that others may give you. This prospectus is not an offer to sell, nor is it a solicitation of an offer to buy, the securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus or any prospectus supplement or free writing prospectus is accurate as of any date other than the date on the front cover of those documents, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

Prospectus Summary

This summary highlights information contained elsewhere in this prospectus. It may not contain all of the information that you should consider before investing in our Common Shares. You should read this entire prospectus carefully, including the “Risk Factors” section. This prospectus includes forward-looking statements that involve risks and uncertainties. See “Cautionary Note Regarding Forward-Looking Statements.”

About the Company

NioCorp is a mineral exploration company engaged in the acquisition, exploration, and development of mineral properties. NioCorp, through ECRC, is developing a superalloy materials project that, if and when developed, will produce niobium, scandium, and titanium products. Known as the “Elk Creek Project,” it is located near Elk Creek, Nebraska, in the southeast portion of the state.

●	Niobium is used to produce various superalloys that are extensively used in high performance aircraft and jet turbines. It also is used in HSLA steel, a stronger steel used in automotive, bridges, structural systems, buildings, pipelines, and other applications that generally enables those applications to be stronger and lighter in mass. This “lightweighting” benefit often results in environmental benefits, including reduced fuel consumption and material usage, which can result in fewer air emissions.

●	Scandium can be combined with aluminum to make super-high-performance alloys with increased strength and improved corrosion resistance. Scandium also is a critical component of advanced solid oxide fuel cells, an environmentally preferred technology for high-reliability, distributed electricity generation.

●	Titanium is a component of various superalloys and other applications that are used for aerospace applications, weapons systems, protective armor, medical implants and many others. It also is used in pigments for paper, paint, and plastics.

Our primary business strategy is to advance our Elk Creek Project to commercial production. We are focused on obtaining additional funds to carry out our near-term planned work programs associated with securing the project financing necessary to complete mine development and construction of the Elk Creek Project.

With the filing of the Revised Elk Creek Feasibility Study and the Nordmin Group of Companies’ ongoing design engineering of the underground mine, we are currently working to obtain the financing necessary to advance the Elk Creek Project to construction and operations, as well as conducting permitting and other related activities at and for the Elk Creek Project.

NioCorp was incorporated under the laws of the Province of British Columbia under the BCBCA on February 27, 1987 under the name “IPC International Prospector Corp.” On May 22, 1991, we changed our name to “Kingston Resources Ltd”; on June 29, 2001, we changed our name to “Butler Developments Corp”; on February 12, 2009, we changed our name to “Butler Resource Corp”; on March 4, 2010, we changed our name to “Quantum Rare Earth Developments Corp”; and on March 4, 2013, we changed our name to “NioCorp Developments Ltd.”

NioCorp is a reporting issuer in British Columbia, Alberta, Saskatchewan, Ontario and New Brunswick. Our registered and records office is located at 595 Burrard Street, Suite 2600, Vancouver, British Columbia V7X 1L3 (ATTN: Blake, Cassels & Graydon LLP). Our principal executive office is located at 7000 South Yosemite Street, Suite 115, Centennial, Colorado 80112.

The Offering

Securities Offered by the Selling Shareholders

16,635,321 Common Shares comprising:

•      1,950,900 Common Shares issued to selling shareholders in connection with the with the July 2017 Private Placement;

•      2,495,000 Common Shares issuable upon exercise of the July 2017 Warrants;

•      192,562 Common Shares issuable upon exercise of the Mackie Warrants;

•      2,875,841 Common Shares issued to selling shareholders in connection with the First Tranche Closing;

•      1,437,919 Common Shares issuable upon exercise of the First Tranche Warrants;

•      1,967,571 Common Shares issued to selling shareholders in connection with the Second Tranche Closing;

•      983,785 Common Shares issuable upon exercise of the Second Tranche Warrants;

•      260,483 Common Shares issuable upon exercise of the Initial Convertible Security Warrants;

•      1,035,319 Common Shares issuable upon exercise of the Subsequent Convertible Security Warrants; and

•      3,435,941 Common Shares issuable upon conversion of $1.2 million aggregate principal amount of the Subsequent Convertible Security.

Offering Price	Determined at the time of sale by the selling shareholders.

Use of Proceeds	We will not receive any proceeds from the resale of the Common Shares by the selling shareholders. However, upon exercise we will receive the cash exercise price of the Warrants. See “Use of Proceeds.”

Common Shares Outstanding as of December 18, 2018	222,981,590 Common Shares

OTCQX and TSX Trading Symbols	The Common Shares are quoted on the OTCQX under the symbol “NIOBF” and listed on the TSX under the symbol “NB.”

Risk Factors	Investing in our Common Shares involves a high degree of risk. See “Risk Factors” beginning on page 6 of this prospectus.

Dividend Policy	We currently intend to retain any future earnings to fund the development and growth of our business. Therefore, we do not currently anticipate paying cash dividends.

Description of Private Issuances

The July 2017 Private Placement

On July 26, 2017, the Company entered into an agency agreement (the “Agency Agreement”) with Mackie and closed the July 2017 Private Placement. Under the July 2017 Private Placement, a total of 2,962,500 Units were issued at a price per Unit of C$0.65, for total gross proceeds to the Company of approximately C$1,925,625.

Each Unit issued pursuant to the July 2017 Private Placement consists of one Common Share and one July 2017 Warrant. Each July 2017 Warrant entitles the holder thereof to purchase one additional Common Share at a price of C$0.79 until July 26, 2021. In connection with the July 2017 Private Placement, the Company paid Mackie an aggregate cash commission of approximately C$125,166, equal to 6.5% of the gross proceeds raised under the July 2017 Private Placement. The Company also issued to Mackie 192,562 Mackie Warrants, equal to 6.5% of the Units sold pursuant to the July 2017 Private Placement. Each Mackie Warrant entitles the holder thereof to purchase one Common Share at a price of C$0.79 until July 26, 2021.

In connection with the closing of the July 2017 Private Placement, the Company entered into subscription agreements (collectively, the “July 2017 Subscription Agreements”) by and between the Company and each investor. The July 2017 Subscription Agreements contain the terms of the July 2017 Private Placement and typical representations and warranties from the investors to the Company and from the Company to the investors.

The securities issued in the July 2017 Private Placement were issued to investors based on the representations of such investors to the Company pursuant to the exclusion from the registration requirements of the Securities Act provided by Regulation S under the Securities Act.

On July 26, 2017, in connection with July 2017 Private Placement, the Company entered into a warrant indenture with Computershare Trust Company of Canada (the “Warrant Agent”) regarding the July 2017 Warrants issued in connection with the closing of the July 2017 Private Placement (the “July 2017 Warrant Indenture”). The July 2017 Warrant Indenture contains customary terms and conditions for the issuance, transfer and exercise of the July 2017 Warrants, the terms governing actions taken by the July 2017 Warrant holders and the obligations of the Company and the Warrant Agent in relation to the July 2017 Warrants. The July 2017 Warrant Indenture provides that in the event there is a subdivision, consolidation, reclassification, or other change of the Common Shares into a greater or lesser number of Common Shares or other securities of the Company, the terms of the Common Shares issuable on conversion of the July 2017 Warrants and the exercise price of the July 2017 Warrants will be adjusted accordingly.

The September 2018 Private Placement

On September 14, 2018, at the First Tranche Closing, the Company issued 2,917,587 Units at a price of C$0.63 per Unit, for gross proceeds to the Company of C$1,838,080. Each Unit issued in connection with the First Tranche Closing consists of one Common Share and one-half of one First Tranche Warrant. Each whole First Tranche Warrant entitles the holder thereof to purchase one additional Common Share at a price of C$0.75 until September 14, 2020.

On September 28, 2018, at the Second Tranche Closing, the Company issued 2,057,571 Units at a price of C$0.63 per Unit, for gross proceeds to the Company of C$1,296,270. Each Unit issued in connection with the Second Tranche Closing consists of one Common Share and one-half of one Second Tranche Warrant. Each Second Tranche Warrant entitles the holder thereof to acquire one additional Common Share at a price of C$0.75 until September 28, 2020.

In connection with each of the First Tranche Closing and the Second Tranche Closing, the Company entered into subscription agreements (collectively, the “September 2018 Subscription Agreements”) by and between the Company and each investor. The September 2018 Subscription Agreements contain the terms of the September 2018 Private Placement and typical representations and warranties from the investors to the Company and from the Company to the investors.

The securities issued in the September 2018 Private Placement were issued on a private offering basis to investors with whom the Company had a pre-existing relationship pursuant to (i) in the case of investors outside of the United States that were not, and were not acting for the account or benefit of, a U.S. person (as defined in Regulation S under the Securities Act), the exclusion from the registration requirements of the Securities Act provided by Regulation S under the Securities Act and (ii) in the case of investors inside the United States or that were, or were acting for the account or benefit of, a U.S. person, the exemption from the registration requirements of the Securities Act provided by Rule 506(b) of Regulation D under, and Section 4(a)(2) of, the Securities Act.

In connection with the First Tranche Closing, the Company also entered into a warrant indenture, dated as of September 14, 2018 (the “September 2018 Warrant Indenture”), with the Warrant Agent, providing for the issuance of a maximum of up to 3,200,000 September 2018 Warrants (subject to adjustment as therein provided). The September 2018 Warrant Indenture contains customary terms and conditions for the issuance, transfer and exercise of the September 2018 Warrants and the terms governing actions taken by the September 2018 Warrant holders and the obligations of the Company and the Warrant Agent in relation to the September 2018 Warrants. The September 2018 Warrant Indenture provides that in the event there is a subdivision, consolidation, reclassification or other change of the Common Shares into a greater or lesser number of Common Shares or securities of the Company, the terms of the Common Shares issuable upon conversion of the September 2018 Warrants and the exercise price of the September 2018 Warrants will be adjusted accordingly.

Issuance of the Initial Convertible Security Warrants

On December 14, 2015, the Company entered into the Initial Lind Agreement with Lind and issued to Lind the Initial Convertible Security. On August 10, 2017, Lind provided notice to the Company of its election to advance an additional $1.0 million in funding under the Initial Convertible Security pursuant to its right under the Initial Lind Agreement, increasing the principal amount of the Initial Convertible Security by $1.2 million ($1.0 million in additional funding and $200,000 in implied interest).

On August 15, 2017, in connection with the funding of the Initial Convertible Security pursuant to Lind’s August 10, 2017 notice, the Company issued 260,483 Initial Convertible Security Warrants to Lind. Each Initial Convertible Security Warrant entitles the holder to acquire one Common Share at a price of C$0.73 until August 15, 2020. The Initial Convertible Security Warrants were issued pursuant to the exemption from the registration requirements of the Securities Act provided by Section 4(a)(2) thereof based upon representations and warranties of Lind in connection with the August 15, 2017 funding of the Initial Convertible Security. With the entry into the Subsequent Lind Agreement, no further funding will be provided by Lind to the Company under the Initial Lind Agreement.

Issuance of the Subsequent Convertible Security and the Subsequent Convertible Security Warrants

On June 27, 2018, the Company entered into the Subsequent Lind Agreement with Lind. Pursuant to the Subsequent Lind Agreement, Lind agreed to advance to the Company $1.0 million (subject to additional set off) in consideration of which the Company agreed to issue to Lind the Subsequent Convertible Security with a face value of $1.2 million (representing $1.0 million in funding plus an implied 10% interest rate per annum for the term of the Subsequent Convertible Security).

The Convertible Security has a term of (i) 24 months or (ii) 30 calendar days after the date on which the face value of the Convertible Security is nil due to such amount having been fully converted and/or fully repaid (including with any applicable premium) in accordance with the terms of the Subsequent Lind Agreement, whichever is earlier. The Subsequent Convertible Security constitutes the direct, general and unconditional obligation of the Company and ranks senior to all of the Company’s other indebtedness, except for the Initial Convertible Security.

Pursuant to the Subsequent Lind Agreement, Lind is entitled to convert the Subsequent Convertible Security into Common Shares in monthly installments over its term at a price per Common Share equal to 85% of the volume-weighted average price (the “VWAP”) of the Common Shares on the TSX for the five trading days immediately preceding to the date on which Lind provides notice to the Company of its election to convert. Subject to certain exceptions, the Subsequent Lind Agreement contains restrictions on how much of the Subsequent Convertible Security may be converted in any particular month. The Subsequent Lind Agreement also provides NioCorp with the option to buy back the remaining face amount of the Subsequent Convertible Security in cash at any time; provided that, if the Company exercises such option, Lind will have the option to convert up to 30% of the remaining face amount into Common Shares at the price described above. In addition, Lind is entitled to accelerate its conversion right to the full amount of the face value of the Subsequent Convertible Security or demand repayment thereof in cash upon the occurrence of an event of default and other designated events described in the Subsequent Lind Agreement.

On July 9, 2018, in connection with the funding and issuance of the Subsequent Convertible Security, the Company issued 1,035,319 Subsequent Convertible Security Warrants to Lind pursuant to the Subsequent Lind Agreement. Each Subsequent Convertible Security Warrant entitles the holder to acquire one Common Share at a price of C$0.77 until July 9, 2021.

The Subsequent Convertible Security and the Subsequent Convertible Security Warrants were issued pursuant to the exemption from the registration requirements of the Securities Act provided by Section 4(a)(2) thereof based upon the representations and warranties of Lind in the Subsequent Lind Agreement.

The Subsequent Lind Agreement provides limitations on the number of Common Shares that may be issued to Lind upon conversion of the Subsequent Convertible Security or exercise of the Subsequent Convertible Security Warrants.

RISK FACTORS

Investing in the Common Shares involves a high degree of risk, including those described below. Prior to making a decision about investing in our Common Shares, you should carefully consider the following risk factors, as well as specific risk factors discussed under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and in our most recent Quarterly Reports on Form 10-Q, which are or will be incorporated herein by reference and may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties we have described are not the only risks we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. If any of these risks actually occurs, our business, results of operations and financial condition could suffer. In that case, the trading price of our Common Shares could decline, and you could lose part of your investment.

Risks Related to the Common Shares

We believe that we may be a “passive foreign investment company” for the current taxable year and for one or more future taxable years, which may result in materially adverse United States federal income tax consequences for United States investors.

We generally will be designated as a “passive foreign investment company” (a “PFIC”) under the meaning of Section 1297 of the United States Internal Revenue Code of 1986, as amended (the “Code”), if, for a tax year, (a) 75% or more of our gross income for such year is “passive income” (generally, dividends, interest, rents, royalties, and gains from the disposition of assets producing passive income) or (b) at least 50% or more of the value of our assets produce, or are held for the production of, passive income, based on the quarterly average of the fair market value of such assets. United States shareholders should be aware that we believe we were classified as a PFIC during our tax years ended June 30, 2018 and 2017, and based on current business plans and financial expectations, believe that we may be a PFIC for the current and one or more future taxable years. If we are a PFIC for any taxable year during a U.S. shareholder’s holding period, then such U.S. shareholder generally will be required to treat any gain realized upon a disposition of Common Shares, or any “excess distribution” received on its Common Shares, as ordinary income, and to pay an interest charge on a portion of such gain or distribution. These consequences will be mitigated if the shareholder makes a timely and effective QEF Election (as defined below) or a “mark-to-market” election with respect to the Common Shares. A U.S. shareholder who makes a QEF Election generally must include in income on a current basis for U.S. federal income tax purposes its share of our net capital gain and ordinary earnings for any taxable year in which we are a PFIC, whether or not we distribute any amount to our shareholders. A U.S. shareholder who makes a mark-to-market election generally must include as ordinary income each year the excess of the fair market value of the Common Shares over the taxpayer’s basis therein. This paragraph is qualified in its entirety by the discussion below under the heading “Certain United States Federal Income Tax Considerations.” Each U.S. shareholder should consult its own tax advisors regarding the PFIC rules and the U.S. federal income tax consequences of the acquisition, ownership, and disposition of Common Shares.

Our Common Share price may be volatile and as a result you could lose all or part of your investment.

In addition to volatility associated with equity securities in general, the value of your investment could decline due to the impact of any of the following factors upon the market price of the Common Shares:

●	Disappointing results from our exploration efforts;
●	Decline in demand for Common Shares;
●	Downward revisions in securities analysts’ estimates or changes in general market conditions;
●	Technological innovations by competitors or in competing technologies;
●	Investor perception of our industry or our prospects; and
●	General economic trends.

In the past fiscal year, the trading price of our stock on the TSX ranged from a low of C$0.37 to a high of C$0.78. In addition, stock markets in general have experienced extreme price and volume fluctuations, and the market prices of securities have been highly volatile. These fluctuations are often unrelated to operating performance and may adversely affect the market price of the Common Shares. As a result, you may be unable to sell any Common Shares you acquire at a desired price.

We have never paid dividends on the Common Shares.

We have not paid dividends on the Common Shares to date, and we may not be in a position to pay dividends for the foreseeable future. Our ability to pay dividends with respect to the Common Shares will depend on our ability to successfully develop one or more properties and generate earnings from operations. Further, our initial earnings, if any, will likely be retained to finance our operations. Any future dividends on Common Shares will depend upon our earnings, our then-existing financial requirements, and other factors, and will be at the discretion of our Board of Directors.

Investors’ interests in the Company will be diluted and investors may suffer dilution in their net book value per Common Share if we issue additional employee/Director/consultant options or if we sell additional Common Shares to finance our operations.

In order to further expand the Company’s operations and meet our objectives, any additional growth and/or expanded exploration activity will likely need to be financed through sale of and issuance of additional Common Shares, including, but not limited to, raising funds to explore the Elk Creek Project. Furthermore, to finance any acquisition activity, should that activity be properly approved, and depending on the outcome of our exploration programs, we likely will also need to issue additional Common Shares to finance future acquisitions, growth, and/or additional exploration programs of any or all of our projects or to acquire additional properties. We will also in the future grant to some or all of our Directors, officers, and key employees and/or consultants options to purchase Common Shares as non-cash incentives. The issuance of any equity securities could, and the issuance of any additional Common Shares will, cause our existing shareholders to experience dilution of their ownership interests.

If we issue additional Common Shares or decide to enter into joint ventures with other parties in order to raise financing through the sale of equity securities, investors’ interests in the Company will be diluted and investors may suffer dilution in their net book value per Common Share depending on the price at which such securities are sold.

We are subject to the continued listing criteria of the TSX and our failure to satisfy these criteria may result in delisting of the Common Shares.

The Common Shares are currently listed on the TSX. In order to maintain the listing, we must maintain certain financial and share distribution targets, including maintaining a minimum number of public shareholders. In addition to objective standards, the TSX may delist the securities of any issuer if, in the TSX’s opinion, the issuer’s financial condition and/or operating results appear unsatisfactory; if it appears that the extent of public distribution or the aggregate market value of the security has become so reduced as to make continued listing on the TSX inadvisable; if the issuer sells or disposes of principal operating assets or ceases to be an operating company; if an issuer fails to comply with the listing requirements of the TSX; or if any other event occurs or any condition exists which makes continued listing on the TSX, in the opinion of the TSX, inadvisable.

If the TSX delists the Common Shares, investors may face material adverse consequences, including, but not limited to, a lack of a trading market for the Common Shares, reduced liquidity, decreased analyst coverage of the Company, and an inability for us to obtain additional financing to fund our operations.

The issuance of additional Common Shares may negatively impact the trading price of our securities.

We have issued Common Shares in the past and will continue to issue Common Shares to finance our activities in the future. In addition, outstanding options, warrants, and broker warrants to purchase Common Shares may be exercised, resulting in the issuance of additional Common Shares. The issuance by us of additional Common Shares would result in dilution to our shareholders, and even the perception that such an issuance may occur could have a negative impact on the trading price of the Common Shares.

We are an “emerging growth company,” and we cannot be certain if the reduced reporting requirements applicable to emerging growth companies will make our Common Shares less attractive to investors.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). For as long as we continue to be an emerging growth company, we may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We could be an emerging growth company for up to five years, although circumstances could cause us to lose that status earlier, including if the market value of our Common Shares held by non-affiliates exceeds $700 million as of any December 31 before that time, in which case we would no longer be an emerging growth company as of the following June 30. We cannot predict if investors will find our Common Shares less attractive because we may rely on these exemptions. If some investors find our Common Shares less attractive as a result, there may be a less active trading market for our Common Shares and our Common Share price may be more volatile. Under the JOBS Act, emerging growth companies can also delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have irrevocably elected not to avail ourselves of this exemption from new or revised accounting standards and, therefore, will be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

Broker-dealers may be discouraged from effecting transactions in our Common Shares because they are considered a penny stock and are subject to the penny stock rules.

Our Common Shares are currently considered a “penny stock.” The SEC has adopted Rule 15g-9, which generally defines “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. The Common Shares are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors.” The term “accredited investor” refers generally to institutions with assets in excess of $5.0 million or individuals with a net worth in excess of $1.0 million or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC, which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that, prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the Common Shares. Consequently, these penny stock rules may affect the ability of broker-dealers to trade in the Common Shares.

Cautionary Note Regarding Forward-Looking Statements

The information discussed in this prospectus and the documents incorporated by reference include “forward-looking statements.” All statements, other than statements of historical facts, included or incorporated by reference herein concerning, among other things, planned capital expenditures, future cash flows and borrowings, pursuit of potential acquisition opportunities, our financial position, business strategy and other plans and objectives for future operations, future exploration activities, future mineral resource estimates, and future joint venture arrangements are forward-looking statements. These forward-looking statements are identified by their use of terms and phrases such as “may,” “expect,” “estimate,” “project,” “plan,” “believe,” “intend,” “achievable,” “anticipate,” “will,” “continue,” “potential,” “should,” “could,” and similar terms and phrases.

Any statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions, or future events or performance (often, but not always, using words or phrases such as “expects” or “does not expect,” “is expected,” “anticipates” or “does not anticipate,” “plans,” “estimates” or “intends,” or stating that certain actions, events or results “may,” “could,” “would,” “might” or “will” be taken, occur or be achieved) are not statements of historical fact and may be forward-looking statements. Forward-looking statements are subject to a variety of known and unknown risks, uncertainties, and other factors that could cause actual events or results to differ from those expressed or implied by the forward-looking statements, including, without limitation:

●	risks related to our ability to operate as a going concern;
●	risks related to our requirement of significant additional capital;
●	risks related to our limited operating history;
●	risks related to changes in economic valuations of the Elk Creek Project, such as net present value calculations, changes, or disruptions in the securities markets;
●	risks related to our history of losses;
●	risks related to cost increases for our exploration and, if warranted, development projects;
●	risks related to feasibility study results;
●	risks related to the determination of the economic viability of a deposit;
●	risks related to mineral exploration and production activities;
●	risks related to our lack of mineral production from our properties;
●	risks related to the results of our metallurgical testing;
●	risks related to the price volatility of commodities;
●	risks related to estimates of mineral resources and reserves;
●	risks related to changes in mineral resource and reserve estimates;
●	risks related to differences in United States and Canadian reserve and resource reporting;
●	risks related to our exploration activities being unsuccessful;
●	risks related to our ability to obtain permits and licenses for production;
●	risks related to government and environmental regulations that may increase our costs of doing business or restrict our operations;
●	risks related to proposed legislation that may significantly affect the mining industry;
●	risks related to land reclamation requirements;
●	risks related to competition in the mining industry;
●	risks related to the difficulties of handling the disposal of mine water at our Elk Creek Project;
●	risks related to equipment and supply shortages;
●	risks related to current and future joint ventures and partnerships;
●	risks related to our ability to attract qualified management;
●	risks related to the ability to enforce judgment against certain of our Directors;
●	risks related to currency fluctuations;
●	risks related to claims on the title to our properties;
●	risks related to surface access on our properties;

●	risks related to potential future litigation;
●	risks related to our lack of insurance covering all our operations;
●	risks related to covenants contained in agreements with our secured creditors that may affect our assets;
●	risks related to the extent to which our level of indebtedness may impair our ability to obtain additional financing;
●	risks related to our status as a PFIC under the Code;
●	risks related to the Common Shares, including price volatility, lack of dividend payments, dilution, and penny stock rules; and
●	risks related to our debt.

This list is not exhaustive of the factors that may affect our forward-looking statements. Some of the important risks and uncertainties that could affect forward-looking statements are described further under “Risk Factors” in this prospectus and in our most recent Annual Report on Form 10-K and in our most recent Quarterly Reports on Form 10-Q, which are or will be incorporated herein by reference. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, believed, estimated, or expected. We caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. We disclaim any obligation subsequently to revise any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events, except as required by law.

Use of Proceeds

This prospectus relates to the sale or other disposition of our Common Shares by the selling shareholders listed under the “Selling Shareholders” section below, and their transferees. We will not receive any proceeds from the resale of the Common Shares by the selling shareholders. However, upon exercise, we will receive the cash exercise price of the Warrants and will use the proceeds, if any, for general corporate purposes.

Market for Common Equity and Related Shareholder Matters

The outstanding Common Shares were first listed and posted for trading on the Vancouver Stock Exchange on December 1, 1987. On March 9, 2015, the Common Shares commenced trading on the TSX under the trading symbol “NB.” In addition, the Company trades on the United States Over-the-Counter Bulletin Board (“OTCBB”) and the OTCQX under the symbol “NIOBF” and on the Frankfurt Stock Exchange as “BR3.” The quotations with respect to the Common Stock on the OTCBB and the OTCQX reflect inter-dealer prices without retail mark-up, mark-down or commission and may not reflect actual transactions.

Selling Shareholders

This prospectus covers an aggregate of 16,635,321 Common Shares comprising (i) 6,794,312 Common Shares issued to selling shareholders in connection with the Private Placements; (ii) up to 4,916,704 Common Shares issuable upon exercise of the Selling Shareholder Warrants; (iii) up to 192,562 Common Shares issuable upon exercise of the Mackie Warrants; (iv) up to 3,435,941 Common Shares issuable upon conversion of up to $1.2 million aggregate principal amount of the Subsequent Convertible Security; and (iv) up to 1,295,802 Common Shares issuable upon exercise of the Lind Warrants.

Selling shareholders are persons or entities that, directly or indirectly, have acquired Common Shares in the Private Placements, or will acquire Common Shares from us from time to time upon exercise of the Warrants or conversion of the Subsequent Convertible Security. This prospectus and any prospectus supplement will only permit the selling shareholders to sell the Common Shares identified in the “Number of Common Shares Offered Hereby” column in the table below.

The selling shareholders may from time to time offer and sell the Common Shares pursuant to this prospectus and any applicable prospectus supplement. The selling shareholders may offer all or some portion of the Common Shares they hold or acquire, but only Common Shares that are currently outstanding or Common Shares that are acquired upon the exercise of the Warrants or upon conversion of the Subsequent Convertible Security and in any case included in the “Number of Common Shares Offered Hereby” column in the table below may be sold pursuant to this prospectus or any applicable prospectus supplement.

The Common Shares issued to, or issuable upon the exercise of the Warrants or conversion of the Subsequent Convertible Security held by, the selling shareholders are “restricted” shares under applicable federal and state securities laws and are being registered to give the selling shareholders the opportunity to sell their Common Shares. The registration of such Common Shares does not necessarily mean, however, that any of these Common Shares will be offered or sold by the selling shareholders. The selling shareholders may from time to time offer and sell all or a portion of their Common Shares in the over-the-counter market, in negotiated transactions, or otherwise, at market prices prevailing at the time of sale or at negotiated prices.

The registered Common Shares may be sold directly or through brokers or dealers. To the extent required, the names of any agent or broker-dealer and applicable commissions or discounts and any other required information with respect to any particular offer will be set forth in an accompanying prospectus supplement. See “Plan of Distribution.”

Each of the selling shareholders reserves the right, in its sole discretion, to accept or reject, in whole or in part, any proposed purchase of the registered Common Shares to be made directly or through agents. To the extent that any of the selling shareholders are acting as brokers or dealers with respect to the securities being offered hereby, they may be deemed to be “underwriters” within the meaning of the Securities Act and any commissions received by them and any profit on the resale of the registered Common Shares may be deemed to be underwriting commissions or discounts under the Securities Act. As of the date of this prospectus, based on the representations received by the Company from the selling shareholders, none of the selling shareholders are registered brokers or dealers or affiliated with registered brokers or dealers. Mackie received the Common Shares and Mackie Warrants being offered pursuant to this prospectus as compensation for services rendered as the placement agent in the July 2017 Private Placement.

The following table sets forth the names of the selling shareholders who are offering for resale Common Shares pursuant to this prospectus the number of Common Shares beneficially owned by each such person, the number of Common Shares that may be sold in this offering and the number of Common Shares each such person will own after this offering, assuming they sell all of the Common Shares offered. The information appearing in the table below is based on information provided by or on behalf of the named selling shareholders. We will not receive any proceeds from the resale of the Common Shares by the selling shareholders. However, upon exercise, we will receive the cash exercise price of the Warrants.

			Beneficial Ownership After This Offering
Name of the Selling Shareholder (1)	Number of Common Shares Beneficially Owned Prior to This Offering (1)	Number of Common Shares Offered Hereby (2)	Number of Common Shares	% of Outstanding Common Shares
Lind Asset Management IV (3)	10,616,392	4,731,743	5,884,649	2.64%
David Christilaw (4)	808,220	508,870	299,350	*
Gloria Christilaw (5)	407,590	235,000	172,590	*
Hayley Christilaw (6)	94,100	59,000	35,100	*
Sarah Christilaw (7)	213,500	213,500	—	*
Adam Christilaw (8)	496,997	330,500	166,497	*
Adam Christilaw and/or Hayley Christilaw (JTWROS) (9)	337,900	324,900	13,000	*
Debby Heath (10)	226,470	179,970	46,500	*
Don Heath (11)	354,160	307,660	46,500	*
Gary Weber (12)	1,476,988	734,000	742,988	*
Michael Bruce Wannop and/or Wendy C. Spiegelberg JTWROS (13)	980,000	540,000	440,000	*
Chris Young (14)	714,035	380,000	334,035	*
Edward Ivan Martin and/or Claireete Martin JTWROS (15)	777,000	400,000	377,000	*
Maria Elizabeth Moore (16)	615,000	300,000	315,000	*
Michael Bruce Wannop (17)	281,000	20,000	261,000	*
Robert Baumgart (18)	524,000	290,000	234,000	*
Michael W. Bokla (19)	140,142	86,000	54,142	*
John M. Howell (20)	109,000	74,000	35,000	*
Colleen Fox (21)	60,000	60,000	—	*
Brend Wilkinson (22)	34,200	28,200	6,000	*
Donna Kings (23)	50,000	50,000	—	*
Marianna Elizabeth Smith (24)	35,000	30,000	5,000	*
Marva Usher (25)	70,000	70,000	—	*

Ben Depew and/or Nancy Depew JTWROS (26)	60,000	60,000	—	*
Brad Sinclair (27)	50,000	50,000	—	*
Randy Wilson (28)	90,000	90,000	—	*
Tessa J. Kane (29)	80,000	80,000	—	*
Murray Cameron Smith (30)	27,300	24,600	2,700	*
Ryan Brown (31)	48,000	48,000	—	*
Tracy Lynn Stratford (32)	63,000	46,000	17,000	*
Wendy C. Spiegelberg (33)	24,400	15,400	9,000	*
Toon van Ginderen (34)	269,800	75,000	194,800	*
Adriaan Verburg (35)	183,300	60,000	123,300	*
Renny Van Wijk (36)	414,600	75,000	339,600	*
Leon Van Dam (37)	303,000	75,000	228,000	*
Marc Joosten (38)	205,050	75,000	130,050	*
Christa Van Ittersum (39)	160,269	45,000	115,269	*
Ben Bruggeman (40)	137,200	30,000	107,200	*
Gijsbertus Kok (41)	176,450	60,000	116,450	*
Jan Buter (42)	154,900	30,000	124,900	*
Arie Plomp (43)	280,150	30,000	250,150	*
Marco Van Der Vegt (44)	141,900	15,000	126,900	*
Marco Kooijman (45)	184,950	95,250	89,700	*
Peter van Wyk (46)	92,700	15,000	77,700	*
Marc van Duynhoven (47)	198,251	150,000	48,251	*
Klaas De Groot (48)	83,950	30,000	53,950	*
Yvan Janssens (49)	83,600	30,000	53,600	*
Alwin Tetteroo (50)	142,784	45,000	97,784	*
Patricia Plomp (51)	101,319	30,000	71,319	*
Gerard Kamp (52)	114,300	30,000	84,300	*

Kees Volders (53)	52,650	15,000	37,650	*
Johan van Ginkel (54)	90,483	30,000	60,483	*
Suzanne Sieverding (55)	58,500	30,000	28,500	*
Jacques de Groot (56)	386,000	225,000	161,000	*
Elysee Development (57)	1,267,500	750,000	517,500	*
Hans Janshen (58)	490,773	75,000	415,773	*
Kevin McGlensey (59)	978,736	155,416	823,320	*
Robert Lewis (60)	1,098,000	150,000	948,000	*
Bifen Zeng (61)	262,047	119,047	143,000	*
Edo Veenis (62)	167,382	45,000	122,382	*
Maarten Soetaert (63)	92,500	37,500	55,000	*
Hassan Ghrib (64)	134,300	30,000	104,300	*
Martin Vandamme (65)	94,300	45,000	49,300	*
Matthijs Plomp (66)	81,669	30,000	51,669	*
Isabel Spierings (67)	31,334	15,000	16,334	*
Jean Pierre Dabeats (68)	66,364	30,000	36,364	*
Bep Van Der Bosch (69)	15,000	15,000	—	*
Niek Nagelmaeker (70)	15,000	15,000	—	*
Ingrid Schrijvers (71)	20,000	15,000	5,000	*
Dirk Van Metern (72)	112,500	45,000	67,500	*
Harm Van Wijk (73)	15,000	15,000	—	*
Steven Everhart (74)	2,300,000	1,200,000	1,100,000	*
Shaun Keegan (75)	408,356	309,856	98,500	*
Elen Christian (76)	35,000	15,000	20,000	*
Aart Olivier (77)	57,500	45,000	12,500	*
Hans Mellink (78)	20,091	15,000	5,091	*
Barbara Sidelinksa (79)	15,000	15,000	—	*

Paul van Rooy (80)	107,520	60,000	47,520	*
Anthonie van Zalk (81)	16,000	15,000	1,000	*
Peter Van Der Leek (82)	53,580	15,000	38,580	*
Aert van Nes (83)	80,000	30,000	50,000	*
Alexander Caspeele (84)	40,000	30,000	10,000	*
Bart Poupaert (85)	41,500	15,000	26,500	*
Wim Bruijn (86)	254,500	120,000	134,500	*
Tony Blokhius (87)	66,000	45,000	21,000	*
Celine Janssens (88)	16,500	15,000	1,500	*
Dominiek Verbist (89)	55,000	45,000	10,000	*
Eva (Jasja) van der Haar (90)	71,021	15,000	56,021	*
Geert Tilmans (91)	36,000	15,000	21,000	*
Johan Smets (92)	20,500	15,000	5,500	*
Stefaan Bouillon (93)	44,300	30,000	14,300	*
Steven van den Ham (94)	52,500	45,000	7,500	*
Yvan Deckers (95)	23,500	15,000	8,500	*
Mansurali Shivji (96)	2,181,791	270,600	1,911,191	0.86%
Gulnar Shivji (97)	139,400	69,700	69,700	*
Mackie Research Capital Corporation (98)	268,012	192,562	75,450	*
Rogier Botting (99)	197,400	30,000	167,400	*
Michel Dal (100)	45,000	45,000	—	*
René Clignett (101)	355,100	60,000	295,100	*
Edward Aertgeerts (102)	30,000	30,000	—	*
Allard Nanning (103)	68,500	15,000	53,500	*
Nicholas Stievenard (104)	35,000	15,000	20,000	*
Brecht Arnaert (105)	278,000	45,000	233,000	*
Eduard Herbert Coene (106)	36,375	30,000	6,375	*

Peter Gilson (107)	290,121	30,000	260,121	*
Neal Mednick (108)	74,174	30,000	44,174	*
Xuefeng An (109)	667,620	119,047	548,573	*
Jasper Nederbragt (110)	74,184	15,000	59,184	*
Edwin van Breemen (111)	95,750	60,000	35,750	*
Marcel Caeijers (112)	30,000	30,000	—	*
Marius Willem van Dalen (113)	34,740	15,000	19,740	*
Mary Keatings (114)	532,500	97,500	435,000	*
Sarah Cordovano (115)	76,500	61,500	15,000	*
Total	38,147,440	16,635,321	21,512,119	9.65%

* Less than 1%

(1)	This table is based upon information supplied by the selling shareholders, which information may not be accurate as of the date hereof. We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the selling shareholders named in the table above have sole voting and investment power with respect to all securities that they beneficially own, subject to applicable community property laws. Applicable percentages for the Common Shares are based on 222,981,590 Common Shares outstanding on December 18, 2018, adjusted as required by rules promulgated by the SEC.
(2)	Includes Common Shares issuable upon exercise of Common Share purchase warrants.
(3)	The selling shareholder, Lind Asset Management IV LLC, is the registered owner of the Common Shares. The jurisdiction of the selling shareholder is the United States. Jeff Easton has voting and investment power over the Common Shares and may be deemed to be a beneficial owner. Beneficial ownership includes: (a) 370,000 Common Shares, (b) 3,125,000 Common Shares issuable upon exercise of Common Share purchase warrants, exercisable at C$0.72 per Common Share, expiring December 22, 2018, (c) 890,670 Common Shares issuable upon exercise of Common Share purchase warrants, exercisable at C$0.90 per Common Share, expiring March 31, 2020, (d) 260,483 Common Shares issuable upon exercise of the Initial Convertible Security Warrants, (e) 283,413 Common Shares issuable upon exercise of Common Share purchase warrants, exercisable at C$0.66 per Common Share, expiring September 28, 2020, (f) 308,901 Common Shares issuable upon exercise of Common Share purchase warrants, exercisable at C$0.62 per Common Share, expiring October 31, 2020, (g) 355,132 Common Shares issuable upon exercise of Common Share purchase warrants, exercisable at C$0.54 per Common Share, expiring December 6, 2020, (h) 1,546,882 Common Shares issuable upon exercise of Common Share purchase warrants, exercisable at C$0.72 per Common Share, expiring January 30, 2021, (i) 529,344 Common Shares issuable upon exercise of Common Share purchase warrants, exercisable at $0.70 per Common Share, expiring February 5, 2021, (j) 541,435 Common Shares issuable upon exercise of Common Share purchase warrants, exercisable at $0.69 per Common Share, expiring February 7, 2021, (k) 1,058,872 Common Shares issuable upon exercise of Common Share purchase warrants, exercisable at C$0.72 per Common Share, expiring April 5, 2021, (l) 1,035,319 Common Shares issuable upon exercise of the Subsequent Convertible Security Warrants, and (m) 3,435,941 Common Shares issuable upon conversion of $1.2 million principal amount of the Subsequent Convertible Security. With respect to item (m), the number of Common Shares issuable is calculated by converting $1.2 million, the aggregate principal amount of the Subsequent Convertible Security outstanding as of December 18, 2018, into C$1,614,480 based on the daily exchange rate on December 18, 2018 of $1.00 to C$1.3454 as reported by the Bank of Canada, then dividing the result by the conversion price per Common Share, or approximately C$0.4699, which is equal to 85% of the VWAP per Common Share for the five consecutive trading days immediately prior to December 18, 2018. The selling shareholder is offering pursuant to this prospectus 260,483 Common Shares issuable upon exercise of the Initial Convertible Security Warrants, 1,035,319 Common Shares issuable upon exercise of the Subsequent Convertible Security Warrants, and 3,435,941 Common Shares issuable upon conversion of $1.2 million principal amount of the Subsequent Convertible Security.

(4)	In addition to the Common Shares and Common Share purchase warrants he owns, individually, David Christilaw has voting and investment power over, and may be deemed to be a beneficial owner of, the Common Shares and Common Share purchase warrants registered in the names of David Christilaw CHARTERED ACCOUNTANT PROFESSIONAL CORPORATION, a professional corporation organized under the laws of Ontario, and 939042 Ontario Inc., a corporation incorporated under the laws of Ontario. The jurisdiction of the selling shareholder is Canada. Beneficial ownership includes (a) 227,580 Common Shares, (b) 81,290 Common Shares issuable upon exercise of September 2018 Warrants, (c) 200,000 Common Shares issuable upon exercise of July 2017 Warrants, (d) 180,000 Common Shares issuable upon exercise of February 2017 Warrants, and (e) 119,350 Common Shares issuable upon exercise of January 2016 Warrants. The selling shareholder is offering pursuant to this prospectus 227,580 Common Shares,.81,290 Common Shares issuable upon exercise of September 2018 Warrants, and 200,000 Common Shares issuable upon exercise of July 2017 Warrants
(5)	Gloria Christilaw has voting and investment power over the Common Shares. The jurisdiction of the selling shareholder is Canada. Beneficial ownership includes (a) 200,000 Common Shares, (b) 55,000 Common Shares issuable upon exercise of September 2018 Warrants, (c) 60,000 Common Shares issuable upon exercise of July 2017 Warrants, (d) 53,000 Common Shares issuable upon exercise of February 2017 Warrants, and (e) 39,590 Common Shares issuable upon exercise of January 2016 Warrants. The selling shareholder is offering pursuant to this prospectus 120,000 Common Shares, 55,000 Common Shares issuable upon exercise of September 2018 Warrants, and 60,000 Common Shares issuable upon exercise of July 2017 Warrants.
(6)	Hayley Christilaw has voting and investment power over the Common Shares. The jurisdiction of the selling shareholder is Canada. Beneficial ownership includes (a) 26,500 Common Shares, (b) 12,500 Common Shares issuable upon exercise of September 2018 Warrants, (c) 20,000 Common Shares issuable upon exercise of July 2017 Warrants, and (d) 35,100 Common Shares issuable upon exercise of January 2016 Warrants. The selling shareholder is offering pursuant to this prospectus 26,500 Common Shares, 12,500 Common Shares issuable upon exercise of September 2018 Warrants, and 20,000 Common Shares issuable upon exercise of July 2017 Warrants. Hayley Christilaw also has voting and investment power over Common Shares of the Company that she beneficially owns with Adam Christilaw. See footnote 9.
(7)	Sarah Christilaw has voting and investment power over the Common Shares. The jurisdiction of the selling shareholder is Canada. Beneficial ownership includes (a) 122,000 Common Shares, (b) 30,500 Common Shares issuable upon exercise of September 2018 Warrants, and (c) 61,000 Common Shares issuable upon exercise of July 2017 Warrants. The selling shareholder is offering pursuant to this prospectus 122,000 Common Shares, 30,500 Common Shares issuable upon exercise of September 2018 Warrants, and 61,000 Common Shares issuable upon exercise of July 2017 Warrants.
(8)	In addition to the Common Shares and Common Share purchase warrants he owns individually, Adam Christilaw, has voting and investment power over and may be deemed to be a beneficial owner of the Common Shares and Common Share purchase warrants registered in the name of 2064501 Ontario Inc. – a corporation incorporated under the laws of Ontario. The jurisdiction of the selling shareholder is Canada. Beneficial ownership includes (a) 167,000 Common Shares, (b) 83,500 Common Shares issuable upon exercise of September 2018 Warrants, (c) 80,000 Common Shares issuable upon exercise of July 2017 Warrants, (d) 105,072 Common Shares issuable upon exercise of February 2017 Warrants, and (e) 61,425 Common Shares issuable upon exercise of January 2016 Warrants. The selling shareholder is offering pursuant to this prospectus 167,000 Common Shares, 83,500 Common Shares issuable upon exercise of September 2018 Warrants, and 80,000 Common Shares issuable upon exercise of July 2017 Warrants. Adam Christilaw also has voting and investment power over Common Shares of the Company that he beneficially owns with Hayley Christilaw. See footnote 9.

(9)	Adam Christilaw and/or Hayley Christilaw (joint tenants with right of survivorship (“JTWROS”)) have voting and investment power over the Common Shares. The jurisdiction of the selling shareholders is Canada. Beneficial ownership includes (a) 180,000 Common Shares, (b) 90,000 Common Shares issuable upon exercise of September 2018 Warrants, (c) 54,900 Common Shares issuable upon exercise of July 2017 Warrants, and (d) 13,000 Common Shares issuable upon exercise of February 2017 Warrants. The selling shareholders are offering pursuant to this prospectus 180,000 Common Shares, 90,000 Common Shares issuable upon exercise of September 2018 Warrants, and 54,900 Common Shares issuable upon exercise of July 2017 Warrants.
(10)	Debby Heath has voting and investment power over the Common Shares. The jurisdiction of the selling shareholder is Canada. Beneficial ownership includes (a) 83,980 Common Shares, (b) 41,990 Common Shares issuable upon exercise of September 2018 Warrants, (c) 54,000 Common Shares issuable upon exercise of July 2017 Warrants, and (d) 46,500 Common Shares issuable upon exercise of February 2017 Warrants. The selling shareholder is offering pursuant to this prospectus 83,980 Common Shares, 41,990 Common Shares issuable upon exercise of September 2018 Warrants, and 54,000 Common Shares issuable upon exercise of July 2017 Warrants.
(11)	Don Heath has voting and investment power over the Common Shares. The jurisdiction of the selling shareholder is Canada. Beneficial ownership includes (a) 150,440 Common Shares, (b) 75,220 Common Shares issuable upon exercise of September 2018 Warrants, (c) 82,000 Common Shares issuable upon exercise of July 2017 Warrants, and (d) 46,500 Common Shares issuable upon exercise of February 2017 Warrants. The selling shareholder is offering pursuant to this prospectus 150,440 Common Shares, 75,220 Common Shares issuable upon exercise of September 2018 Warrants, and 82,000 Common Shares issuable upon exercise of July 2017 Warrants.
(12)	The selling shareholder, Weber Investment Corporation, is the registered owner of the Common Shares and Common Share purchase warrants. The jurisdiction of the selling shareholder is Canada. Gary Weber has voting and investment power over the Common Shares and may be deemed to be a beneficial owner. Beneficial ownership includes (a) 633,345 Common Shares, (b) 367,000 Common Shares issuable upon exercise of July 2017 Warrants, (c) 266,143 Common Shares issuable upon exercise of February 2017 Warrants, and (d) 210,500 Common Shares issuable upon exercise of January 2016 Warrants. The selling shareholder is offering pursuant to this prospectus 367,000 Common Shares and 367,000 Common Shares issuable upon exercise of July 2017 Warrants.
(13)	Michael Bruce Wannop and/or Wendy C. Spiegelberg (JTWROS) have voting and investment power over the Common Shares. The jurisdiction of the selling shareholders is Canada. Beneficial ownership includes (a) 320,000 Common Shares, (b) 270,000 Common Shares issuable upon exercise of July 2017 Warrants, (c) 250,000 Common Shares issuable upon exercise of February 2017 Warrants, and (d) 140,000 Common Shares issuable upon exercise of January 2016 Warrants. The selling shareholders are offering pursuant to this prospectus 270,000 Common Shares and 270,000 Common Shares issuable upon exercise of July 2017 Warrants.
(14)	The selling shareholder, 1589835 Ontario Inc., is the registered owner of the Common Shares and Common Share purchase warrants. The jurisdiction of the selling shareholder is Canada. Chris Young has voting and investment power over the Common Shares and may be deemed to be a beneficial owner. Beneficial ownership includes (a) 240,000 Common Shares, (b) 190,000 Common Shares issuable upon exercise of July 2017 Warrants, (c) 170,000 Common Shares issuable upon exercise of February 2017 Warrants, and (d) 114,035 Common Shares issuable upon exercise of January 2016 Warrants. The selling shareholder is offering pursuant to this prospectus 190,000 Common Shares and 190,000 Common Shares issuable upon exercise of July 2017 Warrants.
(15)	Edward Ivan Martin and/or Claireete Martin (JTWROS) have voting and investment power over the Common Shares. The jurisdiction of the selling shareholder is Canada. Beneficial ownership includes (a) 292,000 Common Shares, (b) 200,000 Common Shares issuable upon exercise of July 2017 Warrants, (c) 180,000 Common Shares issuable upon exercise of February 2017 Warrants, and (d) 105,000 Common Shares issuable upon exercise of January 2016 Warrants. The selling shareholders are offering pursuant to this prospectus 200,000 Common Shares and 200,000 Common Shares issuable upon exercise of July 2017 Warrants.
(16)	Maria Elizabeth Moore has voting and investment power over the Common Shares. The jurisdiction of the selling shareholder is Canada. Beneficial ownership includes (a) 205,000 Common Shares, (b) 150,000 Common Shares issuable upon exercise of July 2017 Warrants, (c) 155,000 Common Shares issuable upon exercise of February 2017 Warrants, and (d) 105,000 Common Shares issuable upon exercise of January 2016 Warrants. The selling shareholder is offering pursuant to this prospectus 150,000 Common Shares and 150,000 Common Shares issuable upon exercise of July 2017 Warrants.

(17)	Michael Bruce Wannop has voting and investment power over the Common Shares. The jurisdiction of the selling shareholder is Canada. Beneficial ownership includes (a) 210,00 Common Shares, (b) 10,000 Common Shares issuable upon exercise of July 2017 Warrants, and (c) 250,000 Common Shares issuable upon exercise of February 2017 Warrants. The selling shareholder is offering pursuant to this prospectus 10,000 Common Shares and 10,000 Common Shares issuable upon exercise of July 2017 Warrants. Michael Bruce Wannop also has voting and investment power over Common Shares of the Company that he beneficially owns with Wendy C. Spiegelberg. See footnote 13.
(18)	Robert Baumgart has voting and investment power over the Common Shares. The jurisdiction of the selling shareholder is Canada. Beneficial ownership includes (a) 243,500 Common Shares, (b) 145,000 Common Shares issuable upon exercise of July 2017 Warrants, and (c) 135,500 Common Shares issuable upon exercise of February 2017 Warrants. The selling shareholder is offering pursuant to this prospectus 145,000 Common Shares and 145,000 Common Shares issuable upon exercise of July 2017 Warrants.
(19)	Michael W. Bokla has voting and investment power over the Common Shares. The jurisdiction of the selling shareholder is Canada. Beneficial ownership includes (a) 58,571 Common Shares, (b) 43,000 Common Shares issuable upon exercise of July 2017 Warrants, and (c) 38,571 Common Shares issuable upon exercise of February 2017 Warrants. The selling shareholder is offering pursuant to this prospectus 43,000 Common Shares and 43,000 Common Shares issuable upon exercise of July 2017 Warrants.
(20)	John M. Howell has voting and investment power over the Common Shares. The jurisdiction of the selling shareholder is Canada. Beneficial ownership includes (a) 37,000 Common Shares, (b) 37,000 Common Shares issuable upon exercise of July 2017 Warrants, and (c) 35,000 Common Shares issuable upon exercise of February 2017 Warrants. The selling shareholder is offering pursuant to this prospectus 37,000 Common Shares and 37,000 Common Shares issuable upon exercise of July 2017 Warrants.
(21)	The selling shareholder, 2506764 Ontario Inc., is the registered owner of the Common Shares and Common Share purchase warrants. The jurisdiction of the selling shareholder is Canada. Colleen Fox has voting and investment power over the Common Shares and may be deemed to be a beneficial owner. Beneficial ownership includes (a) 30,000 Common Shares, and (b) 30,000 Common Shares issuable upon exercise of July 2017 Warrants. The selling shareholder is offering pursuant to this prospectus 30,000 Common Shares and 30,000 Common Shares issuable upon exercise of July 2017 Warrants.
(22)	Brend Wilkinson has voting and investment power over the Common Shares. The jurisdiction of the selling shareholder is Canada. Beneficial ownership includes (a) 20,100 Common Shares, and (b) 14,100 Common Shares issuable upon exercise of July 2017 Warrants. The selling shareholder is offering pursuant to this prospectus 14,100 Common Shares and 14,100 Common Shares issuable upon exercise of July 2017 Warrants.
(23)	Donna Kings has voting and investment power over the Common Shares. The jurisdiction of the selling shareholder is Canada. Beneficial ownership includes (a) 25,000 Common Shares and (b) 25,000 Common Shares issuable upon exercise of July 2017 Warrants. The selling shareholder is offering pursuant to this prospectus 25,000 Common Shares and 25,000 Common Shares issuable upon exercise of July 2017 Warrants.
(24)	Marianna Elizabeth Smith has voting and investment power over the Common Shares. The jurisdiction of the selling shareholder is Canada. Beneficial ownership includes (a) 20,000 Common Shares and (b) 15,000 Common Shares issuable upon exercise of July 2017 Warrants. The selling shareholder is offering pursuant to this prospectus 150,00 Common Shares and 15,000 Common Shares issuable upon exercise of July 2017 Warrants.
(25)	Marva Usher has voting and investment power over the Common Shares. The jurisdiction of the selling shareholder is Canada. Beneficial ownership includes (a) 35,000 Common Shares and (b) 35,000 Common Shares issuable upon exercise of July 2017 Warrants. The selling shareholder is offering pursuant to this prospectus 35,000 Common Shares and 35,000 Common Shares issuable upon exercise of July 2017 Warrants.

(26)	Ben Depew and/or Nancy Depew (JTWROS) have voting and investment power over the Common Shares. The jurisdiction of the selling shareholders is Canada. Beneficial ownership includes (a) 30,000 Common Shares and (b) 30,000 Common Shares issuable upon exercise of July 2017 Warrants. The selling shareholders are offering pursuant to this prospectus 30,000 Common Shares and 30,000 Common Shares issuable upon exercise of July 2017 Warrants.
(27)	Brad Sinclair has voting and investment power over the Common Shares. The jurisdiction of the selling shareholder is Canada. Beneficial ownership includes (a) 25,000 Common Shares and (b) 25,000 Common Shares issuable upon exercise of July 2017 Warrants. The selling shareholder is offering pursuant to this prospectus 25,000 Common Shares and 25,000 Common Shares issuable upon exercise of July 2017 Warrants.
(28)	Randy Wilson has voting and investment power over the Common Shares. The jurisdiction of the selling shareholder is Canada. Beneficial ownership includes (a) 45,000 Common Shares and (b) 45,000 Common Shares issuable upon exercise of July 2017 Warrants. The selling shareholder is offering pursuant to this prospectus 45,000 Common Shares and 45,000 Common Shares issuable upon exercise of July 2017 Warrants.
(29)	Tessa J. Kane has voting and investment power over the Common Shares. The jurisdiction of the selling shareholder is Canada. Beneficial ownership includes (a) 40,000 Common Shares and (b) 40,000 Common Shares issuable upon exercise of July 2017 Warrants. The selling shareholder is offering pursuant to this prospectus 40,000 Common Shares and 40,000 Common Shares issuable upon exercise of July 2017 Warrants.
(30)	Murray Cameron Smith has voting and investment power over the Common Shares. The jurisdiction of the selling shareholder is Canada. Beneficial ownership includes (a) 15,000 Common Shares and (b) 12,300 Common Shares issuable upon exercise of July 2017 Warrants. The selling shareholder is offering pursuant to this prospectus 12,300 Common Shares and 12,300 Common Shares issuable upon exercise of July 2017 Warrants.
(31)	Ryan Brown has voting and investment power over the Common Shares. The jurisdiction of the selling shareholder is Canada. Beneficial ownership includes (a) 24,000 Common Shares and (b) 24,000 Common Shares issuable upon exercise of July 2017 Warrants. The selling shareholder is offering pursuant to this prospectus 24,000 Common Shares and 24,000 Common Shares issuable upon exercise of July 2017 Warrants.
(32)	Tracy Lynn Stratford has voting and investment power over the Common Shares. The jurisdiction of the selling shareholder is Canada. Beneficial ownership includes (a) 40,000 Common Shares and (b) 23,000 Common Shares issuable upon exercise of July 2017 Warrants. The selling shareholder is offering pursuant to this prospectus 23,000 Common Shares and 23,000 Common Shares issuable upon exercise of July 2017 Warrants.
(33)	Wendy C. Spiegelberg has voting and investment power over the Common Shares. The jurisdiction of the selling shareholder is Canada. Beneficial ownership includes (a) 16,700 Common Shares and (b) 7,700 Common Shares issuable upon exercise of July 2017 Warrants. The selling shareholder is offering pursuant to this prospectus 7,700 Common Shares and 7,700 Common Shares issuable upon exercise of July 2017 Warrants. Wendy C. Spiegelberg also has voting and investment power over Common Shares of the Company that she beneficially owns with Michael Bruce Wannop. See footnote 13.
(34)	Toon van Ginderen has voting and investment power over the Common Shares. The jurisdiction of the selling shareholder is The Netherlands. Beneficial ownership includes (a) 78,600 Common Shares, (b) 25,000 Common Shares issuable upon exercise of September 2018 Warrants, (c) 128,700 Common Shares issuable upon exercise of February 2017 Warrants, and (d) 37,500 Common Shares issuable upon exercise of January 2016 Warrants. The selling shareholder is offering pursuant to this prospectus 50,000 Common Shares and 25,000 Common Shares issuable upon exercise of September 2018 Warrants.
(35)	Adriaan Verburg has voting and investment power over the Common Shares. The jurisdiction of the selling shareholder is The Netherlands. Beneficial ownership includes (a) 82,900 Common Shares, (b) 20,000 Common Shares issuable upon exercise of September 2018 Warrants, (c) 42,900 Common Shares issuable upon exercise of February 2017 Warrants, and (d) 37,500 Common Shares issuable upon exercise of January 2016 Warrants. The selling shareholder is offering pursuant to this prospectus 40,000 Common Shares and 20,000 Common Shares issuable upon exercise of September 2018 Warrants.

(36)	Renny Van Wijk has voting and investment power over the Common Shares. The jurisdiction of the selling shareholder is The Netherlands. Beneficial ownership includes (a) 207,300 Common Shares, (b) 25,000 Common Shares issuable upon exercise of September 2018 Warrants, (c) 157,300 Common Shares issuable upon exercise of February 2017 Warrants, and (d) 25,000 Common Shares issuable upon exercise of January 2016 Warrants. The selling shareholder is offering pursuant to this prospectus 50,000 Common Shares and 25,000 Common Shares issuable upon exercise of September 2018 Warrants.
(37)	Leon Van Dam has voting and investment power over the Common Shares. The jurisdiction of the selling shareholder is The Netherlands. Beneficial ownership includes (a) 181,500 Common Shares, (b) 25,000 Common Shares issuable upon exercise of September 2018 Warrants, (c) 71,500 Common Shares issuable upon exercise of February 2017 Warrants, and (d) 25,000 Common Shares issuable upon exercise of January 2016 Warrants. The selling shareholder is offering pursuant to this prospectus 50,000 Common Shares and 25,000 Common Shares issuable upon exercise of September 2018 Warrants.
(38)	Marc Joosten has voting and investment power over the Common Shares. The jurisdiction of the selling shareholder is The Netherlands. Beneficial ownership includes (a) 105,000 Common Shares, (b) 25,000 Common Shares issuable upon exercise of September 2018 Warrants, (c) 50,050 Common Shares issuable upon exercise of February 2017 Warrants, and (d) 25,000 Common Shares issuable upon exercise of January 2016 Warrants. The selling shareholder is offering pursuant to this prospectus 50,000 Common Shares and 25,000 Common Shares issuable upon exercise of September 2018 Warrants.
(39)	Christa Van Ittersum has voting and investment power over the Common Shares. The jurisdiction of the selling shareholder is The Netherlands. Beneficial ownership includes (a) 77,369 Common Shares, (b) 15,000 Common Shares issuable upon exercise of September 2018 Warrants, (c) 42,900 Common Shares issuable upon exercise of February 2017 Warrants, and (d) 25,000 Common Shares issuable upon exercise of January 2016 Warrants. The selling shareholder is offering pursuant to this prospectus 30,000 Common Shares and 15,000 Common Shares issuable upon exercise of September 2018 Warrants.
(40)	Ben Bruggeman has voting and investment power over the Common Shares. The jurisdiction of the selling shareholder is Belgium. Beneficial ownership includes (a) 73,600 Common Shares, (b) 10,000 Common Shares issuable upon exercise of September 2018 Warrants, (c) 28,600 Common Shares issuable upon exercise of February 2017 Warrants, and (d) 25,000 Common Shares issuable upon exercise of January 2016 Warrants. The selling shareholder is offering pursuant to this prospectus 20,000 Common Shares and 10,000 Common Shares issuable upon exercise of September 2018 Warrants.
(41)	Gijsbertus Kok has voting and investment power over the Common Shares. The jurisdiction of the selling shareholder is The Netherlands. Beneficial ownership includes (a) 110,000 Common Shares, (b) 20,000 Common Shares issuable upon exercise of September 2018 Warrants, (c) 21,450 Common Shares issuable upon exercise of February 2017 Warrants, and (d) 25,000 Common Shares issuable upon exercise of January 2016 Warrants. The selling shareholder is offering pursuant to this prospectus 40,000 Common Shares and 20,000 Common Shares issuable upon exercise of September 2018 Warrants.
(42)	Jan Buter has voting and investment power over the Common Shares. The jurisdiction of the selling shareholder is The Netherlands. Beneficial ownership includes (a) 112,750 Common Shares, (b) 10,000 Common Shares issuable upon exercise of September 2018 Warrants, (c) 7,150 Common Shares issuable upon exercise of February 2017 Warrants, and (d) 25,000 Common Shares issuable upon exercise of January 2016 Warrants. The selling shareholder is offering pursuant to this prospectus 20,000 Common Shares and 10,000 Common Shares issuable upon exercise of September 2018 Warrants.
(43)	Arie Plomp has voting and investment power over the Common Shares. The jurisdiction of the selling shareholder is The Netherlands. Beneficial ownership includes (a) 238,000 Common Shares, (b) 10,000 Common Shares issuable upon exercise of September 2018 Warrants, (c) 7,150 Common Shares issuable upon exercise of February 2017 Warrants, and (d) 25,000 Common Shares issuable upon exercise of January 2016 Warrants. The selling shareholder is offering pursuant to this prospectus 20,000 Common Shares and 10,000 Common Shares issuable upon exercise of September 2018 Warrants.

(44)	Marco Van Der Vegt has voting and investment power over the Common Shares. The jurisdiction of the selling shareholder is The Netherlands. Beneficial ownership includes (a) 67,200 Common Shares, (b) 5,000 Common Shares issuable upon exercise of September 2018 Warrants, (c) 57,200 Common Shares issuable upon exercise of February 2017 Warrants, and (d) 12,500 Common Shares issuable upon exercise of January 2016 Warrants. The selling shareholder is offering pursuant to this prospectus 10,000 Common Shares and 5,000 Common Shares issuable upon exercise of September 2018 Warrants.
(45)	Marco Kooijman has voting and investment power over the Common Shares. The jurisdiction of the selling shareholder is The Netherlands. Beneficial ownership includes (a) 112,100 Common Shares, (b) 31,750 Common Shares issuable upon exercise of September 2018 Warrants, (c) 28,600 Common Shares issuable upon exercise of February 2017 Warrants, and (d) 12,500 Common Shares issuable upon exercise of January 2016 Warrants. The selling shareholder is offering pursuant to this prospectus 63,500 Common Shares and 31,750 Common Shares issuable upon exercise of September 2018 Warrants.
(46)	Peter van Wyk has voting and investment power over the Common Shares. The jurisdiction of the selling shareholder is The Netherlands. Beneficial ownership includes (a) 46,600 Common Shares, (b) 5,000 Common Shares issuable upon exercise of September 2018 Warrants, (c) 28,600 Common Shares issuable upon exercise of February 2017 Warrants, and (d) 12,500 Common Shares issuable upon exercise of January 2016 Warrants. The selling shareholder is offering pursuant to this prospectus 10,000 Common Shares and 5,000 Common Shares issuable upon exercise of September 2018 Warrants.
(47)	In addition to the Common Shares and Common Share purchase warrants he owns individually, Marc van Duynhoven has voting and investment power over the Common Shares and Common Share purchase warrants registered in the name of Klaasstok Holding. The jurisdiction of the selling shareholder is The Netherlands. Beneficial ownership includes (a) 100,001 Common Shares, (b) 50,000 Common Shares issuable upon exercise of September 2018 Warrants, (c) 35,750 Common Shares issuable upon exercise of February 2017 Warrants, and (d) 12,500 Common Shares issuable upon exercise of January 2016 Warrants. The selling shareholder is offering pursuant to this prospectus 100,000 Common Shares and 50,000 Common Shares issuable upon exercise of September 2018 Warrants.
(48)	Klaas De Groot has voting and investment power over the Common Shares. The jurisdiction of the selling shareholder is The Netherlands. Beneficial ownership includes (a) 40,000 Common Shares, (b) 10,000 Common Shares issuable upon exercise of September 2018 Warrants, (c) 21,450 Common Shares issuable upon exercise of February 2017 Warrants, and (d) 12,500 Common Shares issuable upon exercise of January 2016 Warrants. The selling shareholder is offering pursuant to this prospectus 20,000 Common Shares and 10,000 Common Shares issuable upon exercise of September 2018 Warrants.
(49)	Yvan Janssens has voting and investment power over the Common Shares. The jurisdiction of the selling shareholder is Belgium. Beneficial ownership includes (a) 46,800 Common Shares, (b) 10,000 Common Shares issuable upon exercise of September 2018 Warrants, (c) 14,300 Common Shares issuable upon exercise of February 2017 Warrants, and (d) 12,500 Common Shares issuable upon exercise of January 2016 Warrants. The selling shareholder is offering pursuant to this prospectus 20,000 Common Shares and 10,000 Common Shares issuable upon exercise of September 2018 Warrants.
(50)	Alwin Tetteroo has voting and investment power over the Common Shares. The jurisdiction of the selling shareholder is The Netherlands. Beneficial ownership includes (a) 100,984 Common Shares, (b) 15,000 Common Shares issuable upon exercise of September 2018 Warrants, (c) 14,300 Common Shares issuable upon exercise of February 2017 Warrants, and (d) 12,500 Common Shares issuable upon exercise of January 2016 Warrants. The selling shareholder is offering pursuant to this prospectus 30,000 Common Shares and 15,000 Common Shares issuable upon exercise of September 2018 Warrants.

(51)	Patricia Plomp has voting and investment power over the Common Shares. The jurisdiction of the selling shareholder is The Netherlands. Beneficial ownership includes (a) 64,519 Common Shares, (b) 10,000 Common Shares issuable upon exercise of September 2018 Warrants, (c) 14,300 Common Shares issuable upon exercise of February 2017 Warrants, and (d) 12,500 Common Shares issuable upon exercise of January 2016 Warrants. The selling shareholder is offering pursuant to this prospectus 20,000 Common Shares and 10,000 Common Shares issuable upon exercise of September 2018 Warrants.
(52)	In addition to the Common Shares and Common Share purchase warrants he owns individually, Gerard Kamp has voting and investment power over the Common Shares and Common Share purchase warrants registered in the name of Kamp Management. The jurisdiction of the selling shareholder is The Netherlands. Beneficial ownership includes (a) 84,650 Common Shares, (b) 10,000 Common Shares issuable upon exercise of September 2018 Warrants, (c) 7,150 Common Shares issuable upon exercise of February 2017 Warrants, and (d) 12,500 Common Shares issuable upon exercise of January 2016 Warrants. The selling shareholder is offering pursuant to this prospectus 20,000 Common Shares and 10,000 Common Shares issuable upon exercise of September 2018 Warrants.
(53)	Kees Volders has voting and investment power over the Common Shares. The jurisdiction of the selling shareholder is The Netherlands. Beneficial ownership includes (a) 28,000 Common Shares, (b) 5,000 Common Shares issuable upon exercise of September 2018 Warrants, (c) 7,150 Common Shares issuable upon exercise of February 2017 Warrants, and (d) 12,500 Common Shares issuable upon exercise of January 2016 Warrants. The selling shareholder is offering pursuant to this prospectus 10,000 Common Shares and 5,000 Common Shares issuable upon exercise of September 2018 Warrants.
(54)	Johan van Ginkel has voting and investment power over the Common Shares. The jurisdiction of the selling shareholder is The Netherlands. Beneficial ownership includes (a) 60,833 Common Shares, (b) 10,000 Common Shares issuable upon exercise of September 2018 Warrants, (c) 7,150 Common Shares issuable upon exercise of February 2017 Warrants, and (d) 12,500 Common Shares issuable upon exercise of January 2016 Warrants. The selling shareholder is offering pursuant to this prospectus 20,000 Common Shares and 10,000 Common Shares issuable upon exercise of September 2018 Warrants.
(55)	Suzanne Sieverding has voting and investment power over the Common Shares. The jurisdiction of the selling shareholder is The Netherlands. Beneficial ownership includes (a) 36,000 Common Shares, (b) 10,000 Common Shares issuable upon exercise of September 2018 Warrants, and (c) 12,500 Common Shares issuable upon exercise of January 2016 Warrants. The selling shareholder is offering pursuant to this prospectus 20,000 Common Shares and 10,000 Common Shares issuable upon exercise of September 2018 Warrants.
(56)	Jacques de Groot has voting and investment power over the Common Shares. The jurisdiction of the selling shareholder is Belgium. Beneficial ownership includes (a) 168,000 Common Shares, (b) 75,000 Common Shares issuable upon exercise of September 2018 Warrants, and (c) 143,000 Common Shares issuable upon exercise of February 2017 Warrants. The selling shareholder is offering pursuant to this prospectus 150,000 Common Shares and 75,000 Common Shares issuable upon exercise of September 2018 Warrants.
(57)	Elysee Development has voting and investment power over the Common Shares. The jurisdiction of the selling shareholder is Canada. Beneficial ownership includes (a) 817,500 Common Shares, (b) 250,000 Common Shares issuable upon exercise of September 2018 Warrants, and (c) 200,000 Common Shares issuable upon exercise of February 2017 Warrants. The selling shareholder is offering pursuant to this prospectus 500,000 Common Shares and 250,000 Common Shares issuable upon exercise of September 2018 Warrants.
(58)	Hans Janshen has voting and investment power over the Common Shares. The jurisdiction of the selling shareholder is The Netherlands. Beneficial ownership includes (a) 287,023 Common Shares, (b) 25,000 Common Shares issuable upon exercise of September 2018 Warrants, and (c) 178,750 Common Shares issuable upon exercise of February 2017 Warrants. The selling shareholder is offering pursuant to this prospectus 50,000 Common Shares and 25,000 Common Shares issuable upon exercise of September 2018 Warrants.
(59)	Kevin McGlensey has voting and investment power over the Common Shares. The jurisdiction of the selling shareholder is the United States. Beneficial ownership includes (a) 824,757 Common Shares, (b) 51,805 Common Shares issuable upon exercise of September 2018 Warrants, and (c) 102,174 Common Shares issuable upon exercise of February 2017 Warrants. The selling shareholder is offering pursuant to this prospectus 103,611 Common Shares and 51,805 Common Shares issuable upon exercise of September 2018 Warrants.

(60)	Robert Lewis has voting and investment power over the Common Shares. The jurisdiction of the selling shareholder is the United States. Beneficial ownership includes (a) 948,562 Common Shares, (b) 50,000 Common Shares issuable upon exercise of September 2018 Warrants, and (c) 99,438 Common Shares issuable upon exercise of February 2017 Warrants. The selling shareholder is offering pursuant to this prospectus 100,000 Common Shares and 50,000 Common Shares issuable upon exercise of September 2018 Warrants.
(61)	Bifen Zeng has voting and investment power over the Common Shares. The jurisdiction of the selling shareholder is Canada. Beneficial ownership includes (a) 150,865 Common Shares, (b) 39,682 Common Shares issuable upon exercise of September 2018 Warrants, and (c) 71,500 Common Shares issuable upon exercise of February 2017 Warrants. The selling shareholder is offering pursuant to this prospectus 79,365 Common Shares and 39,682 Common Shares issuable upon exercise of September 2018 Warrants.
(62)	Edo Veenis has voting and investment power over the Common Shares. The jurisdiction of the selling shareholder is The Netherlands. Beneficial ownership includes (a) 123,782 Common Shares, (b) 15,000 Common Shares issuable upon exercise of September 2018 Warrants, and (c) 28,600 Common Shares issuable upon exercise of February 2017 Warrants. The selling shareholder is offering pursuant to this prospectus 30,000 Common Shares and 15,000 Common Shares issuable upon exercise of September 2018 Warrants.
(63)	Maarten Soetaert has voting and investment power over the Common Shares. The jurisdiction of the selling shareholder is Belgium. Beneficial ownership includes (a) 55,000 Common Shares, (b) 12,500 Common Shares issuable upon exercise of September 2018 Warrants, and (c) 25,000 Common Shares issuable upon exercise of February 2017 Warrants. The selling shareholder is offering pursuant to this prospectus 25,000 Common Shares and 12,500 Common Shares issuable upon exercise of September 2018 Warrants.
(64)	Hassan Ghrib has voting and investment power over the Common Shares. The jurisdiction of the selling shareholder is The Netherlands. Beneficial ownership includes (a) 110,000 Common Shares, (b) 10,000 Common Shares issuable upon exercise of September 2018 Warrants, and (c) 14,300 Common Shares issuable upon exercise of February 2017 Warrants. The selling shareholder is offering pursuant to this prospectus 20,000 Common Shares and 10,000 Common Shares issuable upon exercise of September 2018 Warrants.
(65)	Martin Vandamme has voting and investment power over the Common Shares. The jurisdiction of the selling shareholder is Belgium. Beneficial ownership includes (a) 65,000 Common Shares, (b) 15,000 Common Shares issuable upon exercise of September 2018 Warrants, and (c) 14,300 Common Shares issuable upon exercise of February 2017 Warrants. The selling shareholder is offering pursuant to this prospectus 30,000 Common Shares and 15,000 Common Shares issuable upon exercise of September 2018 Warrants.
(66)	Matthijs Plomp has voting and investment power over the Common Shares. The jurisdiction of the selling shareholder is The Netherlands. Beneficial ownership includes (a) 64,519 Common Shares, (b) 10,000 Common Shares issuable upon exercise of September 2018 Warrants, and (c) 7,150 Common Shares issuable upon exercise of February 2017 Warrants. The selling shareholder is offering pursuant to this prospectus 20,000 Common Shares and 10,000 Common Shares issuable upon exercise of September 2018 Warrants.
(67)	Isabel Spierings has voting and investment power over the Common Shares. The jurisdiction of the selling shareholder is The Netherlands. Beneficial ownership includes (a) 19,184 Common Shares, (b) 5,000 Common Shares issuable upon exercise of September 2018 Warrants, and (c) 7,150 Common Shares issuable upon exercise of February 2017 Warrants. The selling shareholder is offering pursuant to this prospectus 10,000 Common Shares and 5,000 Common Shares issuable upon exercise of September 2018 Warrants.
(68)	Jean Pierre Dabeats has voting and investment power over the Common Shares. The jurisdiction of the selling shareholder is Belgium. Beneficial ownership includes (a) 56,364 Common Shares and (b) 10,000 Common Shares issuable upon exercise of September 2018 Warrants. The selling shareholder is offering pursuant to this prospectus 20,000 Common Shares and 10,000 Common Shares issuable upon exercise of September 2018 Warrants.

(69)	Bep Van Der Bosch has voting and investment power over the Common Shares. The jurisdiction of the selling shareholder is The Netherlands. Beneficial ownership includes (a) 10,000 Common Shares and (b) 5,000 Common Shares issuable upon exercise of September 2018 Warrants. The selling shareholder is offering pursuant to this prospectus 10,000 Common Shares and 5,000 Common Shares issuable upon exercise of September 2018 Warrants.
(70)	Niek Nagelmaeker has voting and investment power over the Common Shares. The jurisdiction of the selling shareholder is The Netherlands. Beneficial ownership includes (a) 10,000 Common Shares and (b) 5,000 Common Shares issuable upon exercise of September 2018 Warrants. The selling shareholder is offering pursuant to this prospectus 10,000 Common Shares and 5,000 Common Shares issuable upon exercise of September 2018 Warrants.
(71)	Ingrid Schrijvers has voting and investment power over the Common Shares. The jurisdiction of the selling shareholder is Belgium. Beneficial ownership includes (a) 15,000 Common Shares and (b) 5,000 Common Shares issuable upon exercise of September 2018 Warrants. The selling shareholder is offering pursuant to this prospectus 10,000 Common Shares and 5,000 Common Shares issuable upon exercise of September 2018 Warrants.
(72)	Dirk Van Metern has voting and investment power over the Common Shares. The jurisdiction of the selling shareholder is The Netherlands. Beneficial ownership includes (a) 97,500 Common Shares and (b) 15,000 Common Shares issuable upon exercise of September 2018 Warrants. The selling shareholder is offering pursuant to this prospectus 30,000 Common Shares and 15,000 Common Shares issuable upon exercise of September 2018 Warrants.
(73)	Harm Van Wijk has voting and investment power over the Common Shares. The jurisdiction of the selling shareholder is The Netherlands. Beneficial ownership includes (a) 10,000 Common Shares and (b) 5,000 Common Shares issuable upon exercise of September 2018 Warrants. The selling shareholder is offering pursuant to this prospectus 10,000 Common Shares and 5,000 Common Shares issuable upon exercise of September 2018 Warrants.
(74)	Steven Everhart has voting and investment power over the Common Shares. The jurisdiction of the selling shareholder is the United States. Beneficial ownership includes (a) 1,900,000 Common Shares and (b) 400,000 Common Shares issuable upon exercise of September 2018 Warrants. The selling shareholder is offering pursuant to this prospectus 800,000 Common Shares and 400,000 Common Shares issuable upon exercise of September 2018 Warrants.
(75)	Shaun Keegan has voting and investment power over the Common Shares. The jurisdiction of the selling shareholder is the United States. Beneficial ownership includes (a) 305,071 Common Shares and (b) 103,285 Common Shares issuable upon exercise of September 2018 Warrants. The selling shareholder is offering pursuant to this prospectus 206,571 Common Shares and 103,285 Common Shares issuable upon exercise of September 2018 Warrants.
(76)	Elen Christian has voting and investment power over the Common Shares. The jurisdiction of the selling shareholder is Belgium. Beneficial ownership includes (a) 30,000 Common Shares and (b) 5,000 Common Shares issuable upon exercise of September 2018 Warrants. The selling shareholder is offering pursuant to this prospectus 10,000 Common Shares and 5,000 Common Shares issuable upon exercise of September 2018 Warrants.
(77)	Aart Olivier has voting and investment power over the Common Shares. The jurisdiction of the selling shareholder is The Netherlands. Beneficial ownership includes (a) 42,500 Common Shares and (b) 15,000 Common Shares issuable upon exercise of September 2018 Warrants. The selling shareholder is offering pursuant to this prospectus 30,000 Common Shares and 15,000 Common Shares issuable upon exercise of September 2018 Warrants.
(78)	Hans Mellink has voting and investment power over the Common Shares. The jurisdiction of the selling shareholder is The Netherlands. Beneficial ownership includes (a) 15,091 Common Shares and (b) 5,000 Common Shares issuable upon exercise of September 2018 Warrants. The selling shareholder is offering pursuant to this prospectus 10,000 Common Shares and 5,000 Common Shares issuable upon exercise of September 2018 Warrants.
(79)	Barbara Sidelinksa has voting and investment power over the Common Shares. The jurisdiction of the selling shareholder is The Netherlands. Beneficial ownership includes (a) 10,000 Common Shares and (b) 5,000 Common Shares issuable upon exercise of September 2018 Warrants. The selling shareholder is offering pursuant to this prospectus 10,000 Common Shares and 5,000 Common Shares issuable upon exercise of September 2018 Warrants.

(80)	Paul van Rooy has voting and investment power over the Common Shares. The jurisdiction of the selling shareholder is The Netherlands. Beneficial ownership includes (a) 87,520 Common Shares and (b) 20,000 Common Shares issuable upon exercise of September 2018 Warrants. The selling shareholder is offering pursuant to this prospectus 40,000 Common Shares and 20,000 Common Shares issuable upon exercise of September 2018 Warrants.
(81)	Anthonie van Zalk has voting and investment power over the Common Shares. The jurisdiction of the selling shareholder is The Netherlands. Beneficial ownership includes (a) 11,000 Common Shares and (b) 5,000 Common Shares issuable upon exercise of September 2018 Warrants. The selling shareholder is offering pursuant to this prospectus 10,000 Common Shares and 5,000 Common Shares issuable upon exercise of September 2018 Warrants.
(82)	Peter Van Der Leek has voting and investment power over the Common Shares. The jurisdiction of the selling shareholder is The Netherlands. Beneficial ownership includes (a) 48,580 Common Shares and (b) 5,000 Common Shares issuable upon exercise of September 2018 Warrants. The selling shareholder is offering pursuant to this prospectus 10,000 Common Shares and 5,000 Common Shares issuable upon exercise of September 2018 Warrants.
(83)	Aert van Nes has voting and investment power over the Common Shares. The jurisdiction of the selling shareholder is The Netherlands. Beneficial ownership includes (a) 70,000 Common Shares and (b) 10,000 Common Shares issuable upon exercise of September 2018 Warrants. The selling shareholder is offering pursuant to this prospectus 20,000 Common Shares and 10,000 Common Shares issuable upon exercise of September 2018 Warrants.
(84)	Alexander Caspeele has voting and investment power over the Common Shares. The jurisdiction of the selling shareholder is Belgium. Beneficial ownership includes (a) 30,000 Common Shares and (b) 10,000 Common Shares issuable upon exercise of September 2018 Warrants. The selling shareholder is offering pursuant to this prospectus 20,000 Common Shares and 10,000 Common Shares issuable upon exercise of September 2018 Warrants.
(85)	Bart Poupaert has voting and investment power over the Common Shares. The jurisdiction of the selling shareholder is Belgium. Beneficial ownership includes (a) 36,500 Common Shares and (b) 5,000 Common Shares issuable upon exercise of September 2018 Warrants. The selling shareholder is offering pursuant to this prospectus 10,000 Common Shares and 5,000 Common Shares issuable upon exercise of September 2018 Warrants.
(86)	Wim Bruijn has voting and investment power over the Common Shares. The jurisdiction of the selling shareholder is The Netherlands. Beneficial ownership includes (a) 214,500 Common Shares and (b) 40,000 Common Shares issuable upon exercise of September 2018 Warrants. The selling shareholder is offering pursuant to this prospectus 80,000 Common Shares and 40,000 Common Shares issuable upon exercise of September 2018 Warrants.
(87)	Tony Blokhius has voting and investment power over the Common Shares. The jurisdiction of the selling shareholder is Germany. Beneficial ownership includes (a) 51,000 Common Shares and (b) 15,000 Common Shares issuable upon exercise of September 2018 Warrants. The selling shareholder is offering pursuant to this prospectus 30,000 Common Shares and 15,000 Common Shares issuable upon exercise of September 2018 Warrants.
(88)	Celine Janssens has voting and investment power over the Common Shares. The jurisdiction of the selling shareholder is Belgium. Beneficial ownership includes (a) 11,500 Common Shares and (b) 5,000 Common Shares issuable upon exercise of September 2018 Warrants. The selling shareholder is offering pursuant to this prospectus 10,000 Common Shares and 5,000 Common Shares issuable upon exercise of September 2018 Warrants.
(89)	Dominiek Verbist has voting and investment power over the Common Shares. The jurisdiction of the selling shareholder is Belgium. Beneficial ownership includes (a) 40,000 Common Shares and (b) 15,000 Common Shares issuable upon exercise of September 2018 Warrants. The selling shareholder is offering pursuant to this prospectus 30,000 Common Shares and 15,000 Common Shares issuable upon exercise of September 2018 Warrants.
(90)	Eva (Jasja) van der Haar has voting and investment power over the Common Shares. The jurisdiction of the selling shareholder is The Netherlands. Beneficial ownership includes (a) 66,021 Common Shares and (b) 5,000 Common Shares issuable upon exercise of September 2018 Warrants. The selling shareholder is offering pursuant to this prospectus 10,000 Common Shares and 5,000 Common Shares issuable upon exercise of September 2018 Warrants.

(91)	Geert Tilmans has voting and investment power over the Common Shares. The jurisdiction of the selling shareholder is Belgium. Beneficial ownership includes (a) 31,000 Common Shares and (b) 5,000 Common Shares issuable upon exercise of September 2018 Warrants. The selling shareholder is offering pursuant to this prospectus 10,000 Common Shares and 5,000 Common Shares issuable upon exercise of September 2018 Warrants.
(92)	Johan Smets has voting and investment power over the Common Shares. The jurisdiction of the selling shareholder is Belgium. Beneficial ownership includes (a) 15,500 Common Shares and (b) 5,000 Common Shares issuable upon exercise of September 2018 Warrants. The selling shareholder is offering pursuant to this prospectus 10,000 Common Shares and 5,000 Common Shares issuable upon exercise of September 2018 Warrants.
(93)	Stefaan Bouillon has voting and investment power over the Common Shares. The jurisdiction of the selling shareholder is Belgium. Beneficial ownership includes (a) 34,300 Common Shares and (b) 10,000 Common Shares issuable upon exercise of September 2018 Warrants. The selling shareholder is offering pursuant to this prospectus 20,000 Common Shares and 10,000 Common Shares issuable upon exercise of September 2018 Warrants.
(94)	Steven van den Ham has voting and investment power over the Common Shares. The jurisdiction of the selling shareholder is The Netherlands. Beneficial ownership includes (a) 37,500 Common Shares and (b) 15,000 Common Shares issuable upon exercise of September 2018 Warrants. The selling shareholder is offering pursuant to this prospectus 30,000 Common Shares and 15,000 Common Shares issuable upon exercise of September 2018 Warrants.
(95)	Yvan Deckers has voting and investment power over the Common Shares. The jurisdiction of the selling shareholder is Belgium. Beneficial ownership includes (a) 18,500 Common Shares and (b) 5,000 Common Shares issuable upon exercise of September 2018 Warrants. The selling shareholder is offering pursuant to this prospectus 10,000 Common Shares and 5,000 Common Shares issuable upon exercise of September 2018 Warrants.
(96)	Mansurali Shivji has voting and investment power over the Common Shares. The jurisdiction of the selling shareholder is Canada. Beneficial ownership includes (a) 1,958,591 Common Shares, (b) 50,000 Common Shares issuable upon exercise of September 2018 Warrants, (c) 60,300 Common Shares issuable upon exercise of July 2017 Warrants, and (d) 112,900 Common Shares issuable upon exercise of February 2017 Warrants. The selling shareholder is offering pursuant to this prospectus 100,000 Common Shares, 50,000 Common Shares issuable upon exercise of September 2018 Warrants, and 60,300 Common Shares issuable upon exercise of July 2017 Warrants.
(97)	Gulnar Shivji has voting and investment power over the Common Shares. The jurisdiction of the selling shareholder is Canada. Beneficial ownership includes (a) 69,700 Common Shares and (b) 69,700 Common Shares issuable upon exercise of July 2017 Warrants. The selling shareholder is offering pursuant to this prospectus 69,700 Common Shares and 69,700 Common Shares issuable upon exercise of July 2017 Warrants.
(98)	The selling shareholder, Mackie Research Capital Corporation, is the registered owner of the Common Share purchase warrants. The jurisdiction of the selling shareholder is Canada. Patrick Walsh has voting and investment power over the Common Shares and may be deemed to be a beneficial owner. Beneficial ownership includes (a) 192,562 Common Shares issuable upon exercise of Mackie Warrants and (b) 75,450 Common Shares issuable upon exercise of January 2016 Warrants. The selling shareholder is offering pursuant to this prospectus 192,562 Common Shares issuable upon exercise of Mackie Warrants. Mackie received the Common Shares being offered pursuant to this prospectus as compensation for services rendered as the placement agent in the July 2017 Private Placement. Mackie has also provided other financial services to us over the past three years, as described in the notes to the financial statements included in our Annual Report on Form 10-K for the year ended June 30, 2018, which is incorporated herein by reference. See “Where You Can Find More Information” and “Information Incorporated by Reference.”
(99)	Rogier Botting has voting and investment power over the Common Shares. The jurisdiction of the selling shareholder is The Netherlands. Beneficial ownership includes (a) 80,200 Common Shares and (b) 10,000 Common Shares issuable upon exercise of September 2018 Warrants. The selling shareholder is offering pursuant to this prospectus, 20,000 Common Shares and 10,000 Common Shares issuable upon exercise of September 2018 Warrants.

(100)	Michel Dal has voting and investment power over the Common Shares. The jurisdiction of the selling shareholder is Belgium. Beneficial ownership includes (a) 30,000 Common Shares and (b) 15,000 Common Shares issuable upon exercise of September 2018 Warrants. The selling shareholder is offering pursuant to this prospectus, 30,000 Common Shares and 15,000 Common Shares issuable upon exercise of September 2018 Warrants.
(101)	René Clignett has voting and investment power over the Common Shares. The jurisdiction of the selling shareholder is The Netherlands. Beneficial ownership includes (a) 285,050 Common Shares and (b) 20,000 Common Shares issuable upon exercise of September 2018 Warrants. The selling shareholder is offering pursuant to this prospectus, 40,000 Common Shares and 20,000 Common Shares issuable upon exercise of September 2018 Warrants.
(102)	Edward Aertgeerts has voting and investment power over the Common Shares. The jurisdiction of the selling shareholder is Belgium. Beneficial ownership includes (a) 20,000 Common Shares and (b) 10,000 Common Shares issuable upon exercise of September 2018 Warrants. The selling shareholder is offering pursuant to this prospectus, 20,000 Common Shares and 10,000 Common Shares issuable upon exercise of September 2018 Warrants.
(103)	Allard Nanning has voting and investment power over the Common Shares. The jurisdiction of the selling shareholder is Switzerland. Beneficial ownership includes (a) 63,500 Common Shares and (b) 5,000 Common Shares issuable upon exercise of September 2018 Warrants. The selling shareholder is offering pursuant to this prospectus 10,000 Common Shares and 5,000 Common Shares issuable upon exercise of September 2018 Warrants.
(104)	Nicholas Stievenard has voting and investment power over the Common Shares. The jurisdiction of the selling shareholder is The Netherlands. Beneficial ownership includes (a) 30,000 Common Shares and (b) 5,000 Common Shares issuable upon exercise of September 2018 Warrants. The selling shareholder is offering pursuant to this prospectus 10,000 Common Shares and 5,000 Common Shares issuable upon exercise of September 2018 Warrants.
(105)	Brecht Arnaert has voting and investment power over the Common Shares. The jurisdiction of the selling shareholder is Bulgaria. Beneficial ownership includes (a) 263,000 Common Shares and (b) 15,000 Common Shares issuable upon exercise of September 2018 Warrants. The selling shareholder is offering pursuant to this prospectus 30,000 Common Shares and 15,000 Common Shares issuable upon exercise of September 2018 Warrants.
(106)	Eduard Herbert Coene has voting and investment power over the Common Shares. The jurisdiction of the selling shareholder is The Netherlands. Beneficial ownership includes (a) 26,375 Common Shares and (b) 10,000 Common Shares issuable upon exercise of September 2018 Warrants. The selling shareholder is offering pursuant to this prospectus 20,000 Common Shares and 10,000 Common Shares issuable upon exercise of September 2018 Warrants.
(107)	Peter Gilson has voting and investment power over the Common Shares. The jurisdiction of the selling shareholder is Belgium. Beneficial ownership includes (a) 280,121 Common Shares and (b) 10,000 Common Shares issuable upon exercise of September 2018 Warrants. The selling shareholder is offering pursuant to this prospectus 20,000 Common Shares and 10,000 Common Shares issuable upon exercise of September 2018 Warrants.
(108)	Neal Mednick has voting and investment power over the Common Shares. The jurisdiction of the selling shareholder is the United States. Beneficial ownership includes (a) 59,174 Common Shares and (b) 15,000 Common Shares issuable upon exercise of July 2017 Warrants. The selling shareholder is offering pursuant to this prospectus 15,000 Common Shares and 15,000 Common Shares issuable upon exercise of July 2017 Warrants.
(109)	Xuefeng An has voting and investment power over the Common Shares. The jurisdiction of the selling shareholder is Canada. Beneficial ownership includes (a) 468,719 Common Shares, (b) 39,682 Common Shares issuable upon exercise of September 2018 Warrants, (c) 71,500 Common Shares issuable upon exercise of February 2017 Warrants, and (d) 87,719 Common Shares issuable upon exercise of January 2016 Warrants. The selling shareholder is offering pursuant to this prospectus 79,365 Common Shares and 39,682 Common Shares issuable upon exercise of September 2018 Warrants.

(110)	Jasper Nederbragt has voting and investment power over the Common Shares. The jurisdiction of the selling shareholder is Germany. Beneficial ownership includes (a) 56,684 Common Shares, (b) 5,000 Common Shares issuable upon exercise of September 2018 Warrants, and (c) 12,500 Common Shares issuable upon exercise of January 2016 Warrants. The selling shareholder is offering pursuant to this prospectus 10,000 Common Shares and 5,000 Common Shares issuable upon exercise of September 2018 Warrants.
(111)	Edwin van Breemen has voting and investment power over the Common Shares. The jurisdiction of the selling shareholder is The Netherlands. Beneficial ownership includes (a) 40,000 Common Shares, (b) 20,000 Common Shares issuable upon exercise of September 2018 Warrants, and (c) 35,750 Common Shares issuable upon exercise of February 2017 Warrants. The selling shareholder is offering pursuant to this prospectus 40,000 Common Shares and 20,000 Common Shares issuable upon exercise of September 2018 Warrants.
(112)	Marcel Caeijers has voting and investment power over the Common Shares. The jurisdiction of the selling shareholder is The Netherlands. Beneficial ownership includes (a) 20,000 Common Shares and (b) 10,000 Common Shares issuable upon exercise of September 2018 Warrants. The selling shareholder is offering pursuant to this prospectus 20,000 Common Shares and 10,000 Common Shares issuable upon exercise of September 2018 Warrants.
(113)	Marius Willem van Dalen has voting and investment power over the Common Shares. The jurisdiction of the selling shareholder is The Netherlands. Beneficial ownership includes (a) 29,740 Common Shares and (b) 5,000 Common Shares issuable upon exercise of September 2018 Warrants. The selling shareholder is offering pursuant to this prospectus 10,000 Common Shares and 5,000 Common Shares issuable upon exercise of September 2018 Warrants.
(114)	Mary Keatings has voting and investment power over the Common Shares. The jurisdiction of the selling shareholder is Canada. Beneficial ownership includes (a) 400,000 Common Shares, (b) 32,500 Common Shares issuable upon exercise of September 2018 Warrants, and (c) 100,000 Common Shares issuable upon exercise of January 2016 Warrants. The selling shareholder is offering pursuant to this prospectus 65,000 Common Shares and 32,500 Common Shares issuable upon exercise of September 2018 Warrants.
(115)	Sarah Cordovano has voting and investment power over the Common Shares. The jurisdiction of the selling shareholder is the United States. Beneficial ownership includes (a) 56,000 Common Shares and (b) 20,500 Common Shares issuable upon exercise of September 2018 Warrants. The selling shareholder is offering pursuant to this prospectus 41,000 Common Shares and 20,500 Common Shares issuable upon exercise of September 2018 Warrants.

Description of Capital Stock

Common Shares

The authorized capital of the Company consists of an unlimited number of Common Shares without par value, of which 222,981,590 were issued and outstanding as of December 18, 2018. The holders of Common Shares are entitled to receive notice of and attend all meetings of shareholders, with each Common Share held entitling the holder to one vote on any resolution to be passed at such shareholder meetings. The holders of Common Shares are entitled to dividends if, as and when declared by the Company’s Board of Directors. The Common Shares are entitled, upon liquidation, dissolution, or winding up of NioCorp, to receive the remaining assets of NioCorp available for distribution to shareholders. There are no pre-emptive, conversion, or redemption rights attached to the Common Shares.

Exchange Controls

There are no governmental laws, decrees, or regulations in Canada that restrict the export or import of capital, including foreign exchange controls, or that affect the remittance of dividends, interest or other payments to non-resident holders of the securities of NioCorp, other than Canadian withholding tax. See “Certain Canadian Federal Income Tax Considerations for U.S. Residents” below.

Certain Canadian Federal Income Tax Considerations for U.S. Residents

The following summarizes certain Canadian federal income tax consequences generally applicable under the Income Tax Act (Canada) and the regulations enacted thereunder (collectively, the “Canadian Tax Act”) and the Canada-United States Income Tax Convention (1980) (the “Convention”) to the holding and disposition of Common Shares.

Comment is restricted to holders of Common Shares each of whom, at all material times for the purposes of the Canadian Tax Act and the Convention, (i) is resident solely in the United States, (ii) is entitled to the benefits of the Convention, (iii) holds all Common Shares as capital property, (iii) holds no Common Shares that are “taxable Canadian property” (as defined in the Canadian Tax Act) of the holder, (iv) deals at arm’s length with and is not affiliated with NioCorp, (v) does not and is not deemed to use or hold any Common Shares in a business carried on in Canada, and (vi) is not an insurer that carries on business in Canada and elsewhere (each such holder, a “U.S. Resident Holder”).

Certain U.S.-resident entities that are fiscally transparent for United States federal income tax purposes (including limited liability companies) may not in all circumstances be regarded by the Canada Revenue Agency (the “CRA”) as entitled to the benefits of the Convention. Members of or holders of an interest in such an entity that holds Common Shares should consult their own tax advisers regarding the extent, if any, to which the CRA will extend the benefits of the Convention to the entity in respect of its Common Shares.

Generally, a holder’s Common Shares will be considered to be capital property of the holder provided that the holder is not a trader or dealer in securities, did not acquire, hold, or dispose of the Common Shares in one or more transactions considered to be an adventure or concern in the nature of trade (i.e. speculation), and does not hold the Common Shares in the course of carrying on a business.

Generally, a holder’s Common Shares will not constitute “taxable Canadian property” of the holder at a particular time at which the Common Shares are listed on a “designated stock exchange” (which currently includes the TSX) unless both of the following conditions are true:

(i)	at any time during the 60-month period that ends at the particular time, 25% or more of the issued shares of any class of the capital stock of NioCorp were owned by or belonged to one or any combination of

(A)	the holder,

(B)	persons with whom the holder did not deal at arm’s length, and

(C)	partnerships in which the holder or a person referred to in clause (B) holds a membership interest directly or indirectly through one or more partnerships, and

(ii)	at any time during the 60-month period that ends at the particular time, more than 50% of the fair market value of the Common Shares was derived directly or indirectly from, one or any combination of, real or immovable property situated in Canada, “Canadian resource properties” (as defined in the Canadian Tax Act), “timber resource properties” (as defined in the Canadian Tax Act), or options in respect of, or interests in any of the foregoing, whether or not the property exists.

This summary is based on the current provisions of the Canadian Tax Act and the Convention in effect on the date hereof, all specific proposals to amend the Canadian Tax Act and Convention publicly announced by or on behalf of the Minister of Finance (Canada) on or before the date hereof, and the current published administrative and assessing policies of the CRA. It is assumed that all such amendments will be enacted as currently proposed, and that there will be no other material change to any applicable law or administrative or assessing practice, although no assurance can be given in these respects. Except as otherwise expressly provided, this summary does not take into account any provincial, territorial, or foreign tax considerations, which may differ materially from those set out herein.

This summary is of a general nature only, is not exhaustive of all possible Canadian federal income tax considerations, and is not intended to be and should not be construed as legal or tax advice to any particular U.S. Resident Holder. U.S. Resident Holders are urged to consult their own tax advisers for advice with respect to their particular circumstances. The discussion below is qualified accordingly.

A U.S. Resident Holder who disposes or is deemed to dispose of one or more Common Shares generally should not thereby incur any liability for Canadian federal income tax in respect of any capital gain arising as a consequence of the disposition.

A U.S. Resident Holder to whom NioCorp pays or is deemed to pay a dividend on the holder’s Common Shares will be subject to Canadian withholding tax, and NioCorp will be required to withhold the tax from the dividend and remit it to the CRA for the holder’s account. The rate of withholding tax under the Canadian Tax Act is 25% of the gross amount of the dividend, but should generally be reduced under the Convention to 15% (or, if the U.S. Resident Holder is a company which is the beneficial owner of at least 10% of the voting stock of NioCorp, 5%) of the gross amount of the dividend. For this purpose, a company that is a resident of the United States for purposes of the Canadian Tax Act and the Convention and is entitled to the benefits of the Convention shall be considered to own the voting stock of NioCorp owned by an entity that is considered fiscally transparent under the laws of the United States and that it is not a resident of Canada, in proportion to the Company’s ownership interest in that entity.

Warrants

As of December 18, 2018, an aggregate of 32,056,506 Common Share purchase warrants, with each Common Share purchase warrant exercisable for one Common Share, were issued and outstanding as follows:

Number	Exercise Price (C$)	Expiry Date
355,132	0.54	December 6, 2020
308,901	0.62	October 31, 2020
283,413	0.66	September 28, 2020
541,435	0.69	February 7, 2021
529,344	0.70	February 5, 2021
3,125,000	0.72	December 22, 2018
1,546,882	0.72	January 30, 2021
1,058,872	0.72	April 5, 2021
260,483	0.73	August 15, 2020
9,035,285	0.75	January 19, 2019
1,458,792	0.75	September 14, 2020
1,028,785	0.75	September 28, 2020
1,035,319	0.77	July 9, 2021
3,155,062	0.79	July 26, 2021
3,860,800	0.85	February 14, 2020
3,043,024	0.85	February 21, 2020
539,307	0.85	February 28, 2020
890,670	0.90	March 31, 2020
32,056,506

The exercise price per Common Share and the number of Common Shares issuable upon exercise of the Common Share purchase warrants is subject to adjustment upon the occurrence of certain events including, but not limited to, the following:

●	the subdivision or re-division of the Company’s outstanding Common Shares into a greater number of Common Shares;

●	the reduction, combination or consolidation of the Company’s outstanding Common Shares into a lesser number of Common Shares;

●	the issuance of Common Shares or securities exchangeable for, or convertible into, Common Shares to all or substantially all of the holders of Common Shares by way of stock dividend or other distribution (other than a distribution of Common Shares upon the exercise of Common Share purchase warrants or any outstanding options);

●	the reorganization of the Company or the consolidation or merger or amalgamation of the Company with or into another body corporate; and

●	a reclassification or other similar change to the Company’s outstanding Common Shares.

We will issue the Common Shares issuable upon exercise of Common Share purchase warrants within five business days following our receipt of notice of exercise and payment of the exercise price, subject to surrender of the Common Share purchase warrants. Prior to the exercise of any Common Share purchase warrants, holders of the Common Share purchase warrants will not have any of the rights of holders of the Common Shares issuable upon exercise, including the right to vote or to receive any payments of dividends on the Common Shares issuable upon exercise.

The Initial Convertible Security

On December 14, 2015, NioCorp and Lind entered the Initial Lind Agreement. Between December 22, 2015 and January 19, 2016, the Company issued to Lind $5.4 million aggregate principal amount of the Initial Convertible Security in connection with the initial funding of $4.5 million by Lind in a series of advances over the same period.

The Initial Convertible Security incurs a simple interest rate obligation of 10%, prepaid and attributed to its face value. The Initial Convertible Security is secured by assets of NioCorp. Lind is entitled to convert the Initial Convertible Security in monthly installments over its term at a price per Common Share equal to 85% of the five-day trailing VWAP prior to the date that notice of conversion is provided by Lind. The Initial Lind Agreement contains restrictions on how much of the Initial Convertible Security may be converted in any particular month. NioCorp has the option to buy back up to 70% of the Initial Convertible Security in cash at any time for a nominal premium. Lind is entitled to accelerate its conversion right to the full amount of the face value of the Initial Convertible Security or demand repayment thereof in cash upon a default and other designated events.

On February 14, 2017, the Company provided notice to Lind of its election to call an additional $1.0 million in funding under the Initial Convertible Security pursuant to its right under the Lind Agreement increasing the principal amount of the Initial Convertible Security by $1.2 million ($1.0 million in additional funding and $200,000 in implied interest).

On August 10, 2017, Lind provided notice to the Company of its election to advance an additional $1.0 million in funding under the Initial Convertible Security pursuant to its right under the Lind Agreement increasing the principal amount of the Initial Convertible Security by $1.2 million ($1.0 million in additional funding and $200,000 in implied interest).

On January 23, 2018, Lind provided notice to the Company of its election to advance an additional $2.5 million in funding under the Initial Convertible Security pursuant to its right under the Lind Agreement increasing the principal amount of the Initial Convertible Security by $3.0 million ($2.5 million in additional funding and $500,000 in implied interest).

On March 27, 2018, the Company provided notice to Lind of its election to call an additional $1.0 million in funding under the Initial Convertible Security pursuant to its right under the Lind Agreement, increasing the principal amount of the Initial Convertible Security by $1.2 million ($1.0 million in additional funding and $200,000 in implied interest).

The foregoing is intended as a description of the material terms of the Initial Lind Agreement only, and is qualified in its entirety by reference to the full text of the Initial Lind Agreement, which is incorporated by reference herein. See “Where You Can Find Additional Information” below.

The Subsequent Convertible Security

On June 27, 2018, the Company entered into the Subsequent Lind Agreement with Lind. With the entry into the Subsequent Lind Agreement, no further funding will be provided by Lind to the Company under the Initial Lind Agreement. For a description of the material terms of the Subsequent Lind Agreement, see “Summary - Description of Private Issuances - Issuance of the Subsequent Convertible Security and the Subsequent Convertible Security Warrants” above. Such description is qualified in its entirety by reference to the full text of the Subsequent Lind Agreement, which is incorporated by reference herein. See “Where You Can Find Additional Information” below.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a general summary of certain U.S. federal income tax considerations applicable to a U.S. Holder (as defined below) arising from and relating to the acquisition, ownership, and disposition of the Common Shares. This summary is for general information purposes only and does not purport to be a complete analysis or listing of all potential U.S. federal income tax considerations that may apply to a U.S. Holder arising from and relating to the acquisition, ownership, and disposition of Common Shares. In addition, this summary does not take into account the individual facts and circumstances of any particular U.S. Holder that may affect the U.S. federal income tax consequences to such U.S. Holder, including, without limitation, specific tax consequences to a U.S. Holder under an applicable income tax treaty. Accordingly, this summary is not intended to be, and should not be construed as, legal or U.S. federal income tax advice with respect to any U.S. Holder. This summary does not address the U.S. federal alternative minimum, U.S. federal estate and gift, U.S. state and local, and non-U.S. tax consequences to U.S. Holders of the acquisition, ownership, and disposition of Common Shares. In addition, except as specifically set forth below, this summary does not discuss applicable tax reporting requirements. Each prospective U.S. Holder should consult its own tax advisors regarding the U.S. federal, U.S. federal alternative minimum, U.S. federal estate and gift, U.S. state and local, and non-U.S. tax consequences relating to the acquisition, ownership and disposition of the Common Shares.

No legal opinion from U.S. legal counsel or ruling from the Internal Revenue Service (the “IRS”) has been requested, or will be obtained, regarding the U.S. federal income tax consequences of the acquisition, ownership, and disposition of the Common Shares. This summary is not binding on the IRS, and the IRS is not precluded from taking a position that is different from, and contrary to, the positions taken in this summary. In addition, because the authorities on which this summary is based are subject to various interpretations, the IRS and the U.S. courts could disagree with one or more of the conclusions described in this summary.

Scope of this Summary

Authorities

This summary is based on the Code, Treasury Regulations (whether final, temporary, or proposed), published rulings of the IRS, published administrative positions of the IRS, the Convention Between Canada and the United States of America with Respect to Taxes on Income and on Capital, signed September 26, 1980, as amended (the “Canada-U.S. Tax Convention”), and U.S. court decisions that are applicable, and, in each case, as in effect and available, as of the date of this document. Any of the authorities on which this summary is based could be changed in a material and adverse manner at any time, and any such change could be applied retroactively. This summary does not discuss the potential effects, whether adverse or beneficial, of any proposed legislation.

U.S. Holders

For purposes of this summary, the term “U.S. Holder” means a beneficial owner of Common Shares that is for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States;
●	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) organized under the laws of the United States, any state thereof or the District of Columbia;
●	an estate whose income is subject to U.S. federal income taxation regardless of its source; or
●	a trust that (1) is subject to the primary supervision of a court within the U.S. and the control of one or more U.S. persons for all substantial decisions or (2) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

U.S. Holders Subject to Special U.S. Federal Income Tax Rules Not Addressed

This summary does not address the U.S. federal income tax considerations applicable to U.S. Holders that are subject to special provisions under the Code, including, but not limited to, U.S. Holders that: (a) are tax-exempt organizations, qualified retirement plans, individual retirement accounts, or other tax-deferred accounts; (b) are financial institutions, underwriters, insurance companies, real estate investment trusts, or regulated investment companies; (c) are broker-dealers, dealers, or traders in securities or currencies that elect to apply a mark-to-market accounting method; (d) have a “functional currency” other than the U.S. dollar; (e) own Common Shares as part of a straddle, hedging transaction, conversion transaction, constructive sale, or other arrangement involving more than one position; (f) acquire Common Shares in connection with the exercise of employee stock options or otherwise as compensation for services; (g) hold Common Shares other than as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment purposes); or (h) own, have owned or will own (directly, indirectly, or by attribution) 10% or more of the total combined voting power of the outstanding shares of the Company. This summary also does not address the U.S. federal income tax considerations applicable to U.S. Holders who are: (a) U.S. expatriates or former long-term residents of the U.S.; (b) persons that have been, are, or will be a resident or deemed to be a resident in Canada for purposes of the Income Tax Act (Canada) (the “Tax Act”); (c) persons that use or hold, will use or hold, or that are or will be deemed to use or hold Common Shares in connection with carrying on a business in Canada; (d) persons whose Common Shares constitute “taxable Canadian property” under the Tax Act; or (e) persons that have a permanent establishment in Canada for the purposes of the Canada-U.S. Tax Convention. U.S. Holders that are subject to special provisions under the Code, including, but not limited to, U.S. Holders described immediately above, should consult their own tax advisors regarding the U.S. federal, U.S. federal alternative minimum, U.S. federal estate and gift, U.S. state and local, and non-U.S. tax consequences relating to the acquisition, ownership and disposition of Common Shares.

If an entity or arrangement that is classified as a partnership (or other “pass-through” entity) for U.S. federal income tax purposes holds Common Shares, the U.S. federal income tax consequences to such entity or arrangement and the partners (or other owners or participants) of such entity or arrangement generally will depend on the activities of the entity or arrangement and the status of such partners (or owners or participants). This summary does not address the tax consequences to any such partner (or owner or participants). Partners (or other owners or participants) of entities or arrangements that are classified as partnerships or as “pass-through” entities for U.S. federal income tax purposes should consult their own tax advisors regarding the U.S. federal income tax consequences arising from and relating to the acquisition, ownership, and disposition of Common Shares.

General Rules Applicable to the Ownership and Disposition of Common Shares

A U.S. Holder that receives a distribution, including a constructive distribution, with respect to a Common Share will be required to include the amount of such distribution in gross income as a dividend (without reduction for any Canadian income tax withheld from such distribution) to the extent of the current and accumulated “earnings and profits” of the Company, as computed for U.S. federal income tax purposes. A dividend generally will be taxed to a U.S. Holder at ordinary income tax rates. (See, however, the exception discussed below for individual and other non-corporate U.S. Holders, which may allow such holders preferential rates when the Company has terminated PFIC status.) To the extent that a distribution exceeds the current and accumulated “earnings and profits” of the Company, such distribution will be treated, first, as a tax-free return of capital to the extent of a U.S. Holder’s tax basis in the Common Shares and thereafter as gain from the sale or exchange of such Common Shares. (See “Sale or Other Taxable Disposition of Common Shares” below). However, the Company may not maintain the calculations of its earnings and profits in accordance with U.S. federal income tax principles, and U.S. Holders may have to assume that any distribution by the Company with respect to the Common Shares will constitute ordinary dividend income. Dividends received on Common Shares by corporate U.S. Holders generally will not be eligible for the “dividends received deduction.” Provided that (1) the Company is eligible for the benefits of the Canada-U.S. Tax Convention or (2) the Common Shares are readily tradable on a United States securities market (and certain holding period and other conditions are satisfied), dividends paid by the Company to non-corporate U.S. Holders , including individuals, will be eligible for the preferential tax rates applicable to long-term capital gains for dividends unless the Company is classified as a PFIC in the tax year of distribution or in the preceding tax year. The dividend rules are complex, and each U.S. Holder should consult its own tax advisors regarding the application of such rules.

Upon the sale or other taxable disposition of Common Shares, subject to the PFIC rules below, a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between the U.S. dollar value of cash received plus the fair market value of any property received and such U.S. Holder’s tax basis in such Common Shares sold or otherwise disposed of. A U.S. Holder’s tax basis in Common Shares generally will be determined initially by the holder’s U.S. dollar cost for the Common Shares (with adjustments provided under the PFIC rules below). Subject again to the PFIC rules, gain or loss recognized on such sale or other disposition generally will be long-term capital gain or loss if, at the time of the sale or other disposition, the Common Shares have been held for more than one year.

Preferential tax rates currently apply to long-term capital gain of a U.S. Holder that is an individual, estate, or trust. There are currently no preferential tax rates for long-term capital gain of a U.S. Holder that is a corporation. Deductions for capital losses are subject to significant limitations under the Code. If the Company is determined to be a PFIC, any gain realized on the Common Shares could be ordinary income under the rules discussed below.

Passive Foreign Investment Company Rules

PFIC Status of the Company

If the Company were to constitute a PFIC under the meaning of Section 1297 of the Code for any taxable year during a U.S. Holder’s holding period, then certain potentially adverse rules may affect the U.S. federal income tax consequences to a U.S. Holder as a result of the acquisition, ownership and disposition of Common Shares. The Company believes that it was classified as a PFIC during the tax year ended June 30, 2018, and based on current business plans and financial expectations, the Company expects that it may be a PFIC for the current tax year and in one or more future tax years. No opinion of legal counsel or ruling from the IRS concerning the status of the Company as a PFIC has been obtained or is currently planned to be requested. The determination of whether any corporation was, or will be, a PFIC for a tax year depends, in part, on the application of complex U.S. federal income tax rules, which are subject to differing interpretations. In addition, whether any corporation will be a PFIC for any tax year depends on the assets and income of such corporation over the course of each such tax year and, as a result, cannot be predicted with certainty as of the date of this document. Accordingly, there can be no assurance that the IRS will not challenge any determination made by the Company (or any subsidiary of the Company) concerning its PFIC status in any taxable year. Each U.S. Holder should consult its own tax advisors regarding the PFIC status of the Company and each subsidiary of the Company.

In any taxable year in which the Company is classified as a PFIC, a U.S. Holder will be required to file an annual report with the IRS containing such information as Treasury Regulations and/or other IRS guidance may require. IRS Form 8621 is currently used for such filings. In addition to penalties, a failure to satisfy such reporting requirements may result in an extension of the time period during which the IRS can assess a tax. U.S. Holders should consult their own tax advisors regarding the requirements of filing such information returns under these rules, including the requirement to file an IRS Form 8621 annually.

The Company generally will be a PFIC for a taxable year if, for such year, (a) 75% or more of the gross income of the Company is passive income (the “PFIC income test”) or (b) 50% or more of the value of the Company’s assets either produce passive income or are held for the production of passive income, based on the quarterly average of the fair market value of such assets (the “PFIC asset test”). “Gross income” generally includes all sales revenues less the cost of goods sold, plus income from investments and from incidental or outside operations or sources, and “passive income” generally includes, for example, dividends, interest, certain rents and royalties, certain gains from the sale of stock and securities, and certain gains from commodities transactions.

Active business gains arising from the sale of commodities generally are excluded from passive income if substantially all (85% or more) of a foreign corporation’s commodities are stock in trade or inventory, depreciable property used in a trade or business, or supplies regularly used or consumed in the ordinary course of its trade or business, and certain other requirements are satisfied.

For purposes of the PFIC income test and PFIC asset test described above, if the Company owns, directly or indirectly, 25% or more of the total value of the outstanding shares of another corporation, the Company will be treated as if it (a) held a proportionate share of the assets of such other corporation and (b) received directly a proportionate share of the income of such other corporation. In addition, for purposes of the PFIC income test and PFIC asset test described above, and assuming certain other requirements are met, “passive income” does not include certain interest, dividends, rents, or royalties that are received or accrued by the Company from certain “related persons” (as defined in Section 954(d)(3) of the Code) also organized in Canada, to the extent such items are properly allocable to the income of such related person that is neither passive income nor income connected with a U.S. trade or business.

Under certain attribution rules, if the Company is a PFIC, U.S. Holders will generally be deemed to own their proportionate share of the Company’s direct or indirect equity interest in any company that is also a PFIC (a Subsidiary PFIC), and will generally be subject to U.S. federal income tax on their proportionate share of (a) any “excess distributions,” as described below, on the stock of a Subsidiary PFIC and (b) a disposition or deemed disposition of the stock of a Subsidiary PFIC by the Company or another Subsidiary PFIC, both as if such U.S. Holders directly held the shares of such Subsidiary PFIC. In addition, U.S. Holders may be subject to U.S. federal income tax on any indirect gain realized on the stock of a Subsidiary PFIC on the sale or disposition of Common Shares. Accordingly, U.S. Holders should be aware that they could be subject to tax under the PFIC rules even if no distributions are received on the Common Shares and no redemptions or other dispositions of Common Shares are made.

Default PFIC Rules Under Section 1291 of the Code

If the Company is a PFIC for any tax year during which a U.S. Holder owns Common Shares, the U.S. federal income tax consequences to such U.S. Holder of the acquisition, ownership, and disposition of Common Shares will depend on whether and when such U.S. Holder makes an election to treat the Company and each Subsidiary PFIC, if any, as a “qualified electing fund” or “QEF” under Section 1295 of the Code (a “QEF Election”) or makes a mark-to-market election under Section 1296 of the Code (a “Mark-to-Market Election”). A U.S. Holder that does not make either a QEF Election or a Mark-to-Market Election will be referred to in this summary as a “Non-Electing U.S. Holder.”

A Non-Electing U.S. Holder will be subject to the rules of Section 1291 of the Code (described below) with respect to (a) any gain recognized on the sale or other taxable disposition of Common Shares and (b) any “excess distribution” received on the Common Shares. A distribution generally will be an “excess distribution” to the extent that such distribution (together with all other distributions received in the current tax year) exceeds 125% of the average distributions received during the three preceding tax years (or during a U.S. Holder’s holding period for the Common Shares, if shorter).

Under Section 1291 of the Code, any gain recognized on the sale or other taxable disposition of Common Shares (including an indirect disposition of the stock of any Subsidiary PFIC), and any “excess distribution” received on Common Shares or deemed received with respect to the stock of a Subsidiary PFIC, must be ratably allocated to each day in a Non-Electing U.S. Holder’s holding period for the respective Common Shares. The amount of any such gain or excess distribution allocated to the tax year of disposition or distribution of the excess distribution, or allocated to years before the entity became a PFIC, if any, would be taxed as ordinary income at the rates applicable for such year (and not eligible for certain preferred rates). The amounts allocated to any other tax year would be subject to U.S. federal income tax at the highest tax rate applicable to ordinary income in each such year. In addition, an interest charge would be imposed on the tax liability for each such year, calculated as if such tax liability had been due in each such year. A Non-Electing U.S. Holder that is not a corporation must treat any such interest paid as “personal interest,” which is not deductible.

If the Company is a PFIC for any tax year during which a Non-Electing U.S. Holder holds Common Shares, the Company will continue to be treated as a PFIC with respect to such Non-Electing U.S. Holder, regardless of whether the Company ceases to be a PFIC in one or more subsequent tax years. A Non-Electing U.S. Holder may terminate this deemed PFIC status by electing to recognize gain (which will be taxed under the rules of Section 1291 of the Code discussed above), but not loss, as if such Common Shares were sold on the last day of the last tax year for which the Company was a PFIC.

QEF Election

A U.S. Holder that makes a timely and effective QEF Election for the tax year in which the holding period of its Common Shares begins generally will not be subject to the rules of Section 1291 of the Code discussed above with respect to such Common Shares. A U.S. Holder that makes such a QEF Election will be subject to U.S. federal income tax on such U.S. Holder’s pro rata share (based on its ownership Common Stock) of (a) the net capital gain of the Company, which will be taxed as long-term capital gain to such U.S. Holder, and (b) the ordinary earnings of the Company, which will be taxed as ordinary income to such U.S. Holder. Generally, “net capital gain” is the excess of (a) net long-term capital gain over (b) net short-term capital loss, and “ordinary earnings” are the excess of (a) “earnings and profits” over (b) net capital gain. A U.S. Holder that makes a QEF Election will be subject to U.S. federal income tax on such amounts for each tax year in which the Company is a PFIC, regardless of whether such amounts are actually distributed to such U.S. Holder by the Company. However, for any tax year in which the Company is a PFIC and has no net income or gain, U.S. Holders that have made a QEF Election would not have any income inclusions as a result of the QEF Election. If a U.S. Holder that made a QEF Election has an income inclusion, such a U.S. Holder may, subject to certain limitations, elect to defer payment of current U.S. federal income tax on such amounts, subject to an interest charge. If such U.S. Holder is not a corporation, any such interest paid will be treated as “personal interest,” which is not deductible.

A U.S. Holder that makes a timely and effective QEF Election with respect to the Company generally (a) may receive a tax-free distribution from the Company to the extent that such distribution represents “earnings and profits” of the Company that were previously included in income by the U.S. Holder because of such QEF Election and (b) will adjust such U.S. Holder’s tax basis in the Common Shares to reflect the amount included in income or allowed as a tax-free distribution because of such QEF Election. A U.S. Holder that makes a QEF Election generally will recognize capital gain or loss on the sale or other taxable disposition of Common Shares.

A U.S. Holder may make a timely QEF Election by filing the appropriate QEF Election documents (currently IRS Form 8621) at the time such U.S. Holder files a U.S. federal income tax return for such year. If a U.S. Holder does not make a timely QEF Election for the first year in the U.S. Holder’s holding period in which the Company is a PFIC, the U.S. Holder may still be able to make an effective QEF Election in a subsequent year if such U.S. Holder meets certain requirements and makes a “purging” election to recognize gain (which will be taxed under the rules of Section 1291 of the Code discussed above) as if such Common Shares were sold for their fair market value on the day the QEF Election is effective. If a U.S. Holder makes a QEF Election but does not make a “purging” election to recognize gain as discussed in the preceding sentence, then such U.S. Holder shall be subject to the QEF Election rules and shall continue to be subject to tax under the rules of Section 1291 discussed above with respect to its Common Shares. If a U.S. Holder owns PFIC stock indirectly through another PFIC, separate QEF Elections must be made for the PFIC in which the U.S. Holder is a direct shareholder and the Subsidiary PFIC for the QEF rules to apply to both PFICs.

A QEF Election will apply to the tax year for which such QEF Election is timely made and to all subsequent tax years, unless such QEF Election is invalidated or terminated or the IRS consents to revocation of such QEF Election. If a U.S. Holder makes a QEF Election and, in a subsequent tax year, the Company ceases to be a PFIC, the QEF Election will remain in effect (although it will not be applicable) during those tax years in which the Company is not a PFIC. Accordingly, if the Company becomes a PFIC in another subsequent tax year, the QEF Election will be effective and the U.S. Holder will be subject to the QEF rules described above during any subsequent tax year in which the Company qualifies as a PFIC.

The Company: (a) will make available to U.S. Holders, upon their written request, information as to its status as a PFIC, and (b) for each taxable year in which the Company is a PFIC, provide to a U.S. Holder, upon written request, such information and documentation that a U.S. Holder making a QEF Election with respect to the Company is reasonably required to obtain for U.S. federal income tax purposes. The Company may elect to provide such information on its website. However, U.S. Holders should be aware that the Company cannot assure that it will provide any such information relating to any Subsidiary PFIC. Because the Company may own shares in one or more Subsidiary PFICs at any time, U.S. Holders will continue to be subject to the rules discussed above with respect to the taxation of gains and excess distributions with respect to any Subsidiary PFIC for which the U.S. Holders do not obtain the required information. Each U.S. Holder should consult its own tax advisors regarding the requirements for, and procedure for making, a QEF Election with respect to the Company and any Subsidiary PFIC.

A U.S. Holder makes a QEF Election by attaching a completed IRS Form 8621, including a PFIC Annual Information Statement, to a timely filed United States federal income tax return. However, if the Company does not provide the required information with regard to the Company or any of its Subsidiary PFICs, U.S. Holders may not be able to make a QEF Election for such entity and, unless they make the Mark-to-Market Election discussed in the next section, will continue to be subject to the rules of Section 1291 of the Code discussed above that apply to Non-Electing U.S. Holders with respect to the taxation of gains and excess distributions.

Mark-to-Market Election

A U.S. Holder may make a Mark-to-Market Election only if the Common Shares are marketable stock. The Common Shares generally will be “marketable stock” if the Common Shares are regularly traded on (a) a national securities exchange that is registered with the Securities and Exchange Commission, (b) the national market system established pursuant to section 11A of the Exchange Act, or (c) a foreign securities exchange that is regulated or supervised by a governmental authority of the country in which the market is located, provided that (i) such foreign exchange has trading volume, listing, financial disclosure, and surveillance requirements, and meets other requirements and the laws of the country in which such foreign exchange is located, together with the rules of such foreign exchange, ensure that such requirements are actually enforced and (ii) the rules of such foreign exchange effectively promote active trading of listed stocks. If such stock is traded on such a qualified exchange or other market, such stock generally will be “regularly traded” for any calendar year during which such stock is traded, other than in de minimis quantities, on at least 15 days during each calendar quarter. The Company expects that the Common Shares will meet the definition of “marketable stock,” although there can be no assurance of this, especially as regards the required trading frequency.

If a U.S. Holder that makes a Mark-to-Market Election for any taxable year with respect to its Common Shares, it generally will not be subject to the rules of Section 1291 of the Code discussed above with respect to such Common Shares for such taxable year. However, if a U.S. Holder does not make a Mark-to-Market Election beginning in the first tax year of such U.S. Holder’s holding period for which the Company is a PFIC and such U.S. Holder has not made a timely QEF Election, the rules of Section 1291 of the Code discussed above will apply to dispositions of, and certain distributions on, the Common Shares.

A U.S. Holder that makes a Mark-to-Market Election will include in ordinary income, for each tax year in which the Company is a PFIC, an amount equal to the excess, if any, of (a) the fair market value of the Common Shares, as of the close of such tax year over (b) such U.S. Holder’s adjusted tax basis in such Common Shares. A U.S. Holder that makes a Mark-to-Market Election will be allowed a deduction in an amount equal to the excess, if any, of (a) such U.S. Holder’s adjusted tax basis in the Common Shares, over (b) the fair market value of such Common Shares (but only to the extent of the net amount of previously included income as a result of the Mark-to-Market Election for prior tax years).

A U.S. Holder that makes a Mark-to-Market Election generally also will adjust its tax basis in the Common Shares to reflect the amount included in gross income or allowed as a deduction because of such Mark-to-Market Election. Upon a sale or other taxable disposition of Common Shares, a U.S. Holder that makes a Mark-to-Market Election will recognize ordinary income or ordinary loss. Any such ordinary loss, however, is limited to exceed the excess, if any, of (a) the amount included in ordinary income because of such Mark-to-Market Election for prior tax years over (b) the amount allowed as a deduction because of such Mark-to-Market Election for prior tax years. Losses that exceed this limitation are subject to the rules generally applicable to losses provided in the Code and Treasury Regulations, with the result that they will be capital losses for most U.S. Holders.

A U.S. Holder makes a Mark-to-Market Election by attaching a completed IRS Form 8621 to a timely filed United States federal income tax return. A Mark-to-Market Election applies to the tax year in which such Mark-to-Market Election is made and to each subsequent tax year, unless the Common Shares cease to be “marketable stock” or the IRS consents to revocation of such election. Each U.S. Holder should consult its own tax advisors regarding the requirements for, and procedure for making, a Mark-to-Market Election.

Although a U.S. Holder may be eligible to make a Mark-to-Market Election with respect to the Common Shares, no such election may be made with respect to the stock of any Subsidiary PFIC that a U.S. Holder is treated as owning, because such stock is not marketable. Hence, the Mark-to-Market Election will not be effective to avoid the application of the default rules of Section 1291 of the Code described above with respect to deemed dispositions of Subsidiary PFIC stock or excess distributions from a Subsidiary PFIC to its shareholder.

Other PFIC and Related Rules

Under Section 1291(f) of the Code, the IRS has issued proposed Treasury Regulations that, subject to certain exceptions, would cause a U.S. Holder that had not made a timely QEF Election or Mark-to-Market Election to recognize gain (but not loss) upon certain transfers of Common Shares that would otherwise be tax-deferred (e.g., gifts and exchanges pursuant to corporate reorganizations). However, the specific U.S. federal income tax consequences to a U.S. Holder may vary based on the manner in which Common Shares are transferred.

Certain additional adverse rules may apply with respect to a U.S. Holder if the Company is a PFIC, regardless of whether such U.S. Holder makes a QEF Election. For example, under Section 1298(b)(6) of the Code, a U.S. Holder that uses Common Shares as security for a loan will, except as may be provided in Treasury Regulations, be treated as having made a taxable disposition of such Common Shares.

Special rules also apply to the amount of foreign tax credit that a U.S. Holder may claim on a distribution from a PFIC. Subject to such special rules, foreign taxes paid with respect to any distribution in respect of stock in a PFIC are generally eligible for the foreign tax credit. The rules relating to distributions by a PFIC and their eligibility for the foreign tax credit are complicated, and each U.S. Holder should consult with its own tax advisors regarding the availability of the foreign tax credit with respect to distributions by a PFIC.

If U.S. Holders of Common Shares or U.S. Holders that are treated as constructively owning Common Shares, each owning 10% or more of the Company’s equity by vote (“10% Shareholders”) own in total more than 50% of such equity by either vote or value, the Company will be treated as a controlled foreign corporation (“CFC”). For the Company’s taxable year ending June 30, 2019 and subsequent years, and for taxable years of U.S. Holders ending with or within such years, the test for a 10% Shareholder will be whether the holder owns 10% of the Company’s equity by vote or value (i.e., not only by vote). If the Company is a CFC, a 10% Shareholder would be treated, subject to certain exceptions, as receiving a deemed dividend at the end of each taxable year of the Company in an amount equal to its pro rata share of the Company’s “subpart F income.” Among other items, and subject to certain exceptions, “subpart F income” includes dividends, interest, certain rents and royalties, certain gains from the sale of stock and securities, and certain gains from commodities transactions. Thus, it is likely that, if the Company were treated as a CFC, some of its income would be subpart F income. If, for any period, the Company were treated as a CFC and a U.S. Holder were treated as a 10% Shareholder therein, the Company would not be treated as a PFIC with respect to such U.S. Holder for such period.

The PFIC and CFC rules are complex, and each U.S. Holder should consult with its own tax advisors regarding the PFIC and CFC rules and how they may affect the U.S. federal income tax consequences of the acquisition, ownership, and disposition of Common Shares.

Additional Considerations

Additional Tax on Passive Income

Certain U.S. Holders that are individuals, estates or trusts (other than trusts that are exempt from tax) will be subject to a 3.8% tax on all or a portion of their “net investment income,” which includes dividends on the Common Shares and net gains from the disposition of the Common Shares. Further, excess distributions treated as dividends, gains treated as excess distributions under the PFIC rules discussed above, and mark-to-market inclusions and deductions are all included in the calculation of net investment income.

Treasury Regulations provide, subject to the election described in the following paragraph, that solely for purposes of this additional tax, distributions of previously taxed income will be treated as dividends and included in net investment income subject to the additional 3.8% tax. Additionally, to determine the amount of any capital gain from the sale or other taxable disposition of Common Shares that will be subject to the additional tax on net investment income, a U.S. Holder who has made a QEF Election will be required to recalculate its basis in the Common Shares excluding QEF basis adjustments.

Alternatively, a U.S. Holder may make an election which will be effective with respect to all interests in a PFIC for which a QEF Election has been made and which is held in that year or acquired in future years. Under this election, a U.S. Holder pays the additional 3.8% tax on QEF income inclusions and on gains calculated after giving effect to related tax basis adjustments. U.S. Holders that are individuals, estates or trusts should consult their own tax advisors regarding the applicability of this tax to any of their income or gains in respect of the Common Shares.

Receipt of Foreign Currency

The amount of any distribution paid to a U.S. Holder in foreign currency, or on the sale, exchange or other taxable disposition of Common Shares, generally will be equal to the U.S. dollar value of such foreign currency based on the exchange rate applicable on the date of receipt (regardless of whether such foreign currency is converted into U.S. dollars at that time). A U.S. Holder will have a basis in the foreign currency equal to its U.S. dollar value on the date of receipt. Any U.S. Holder who converts or otherwise disposes of the foreign currency after the date of receipt may have a foreign currency exchange gain or loss that would be treated as ordinary income or loss, and generally will be U.S. source income or loss for foreign tax credit purposes. Different rules apply to U.S. Holders who use the accrual method of tax accounting. Each U.S. Holder should consult its own U.S. tax advisors regarding the U.S. federal income tax consequences of receiving, owning, and disposing of foreign currency.

Foreign Tax Credit

Subject to the PFIC rules discussed above, a U.S. Holder that pays (whether directly or through withholding) Canadian income tax with respect to dividends paid on the Common Shares generally will be entitled, at the election of such U.S. Holder, to receive either a deduction or a credit for such Canadian income tax. Generally, a credit will reduce a U.S. Holder’s U.S. federal income tax liability on a dollar-for-dollar basis, whereas a deduction will reduce a U.S. Holder’s income that is subject to U.S. federal income tax. This election is made on a year-by-year basis and applies to all foreign taxes paid (whether directly or through withholding) by a U.S. Holder during a year.

Complex limitations apply to the foreign tax credit, including the general limitation that the credit cannot exceed the proportionate share of a U.S. Holder’s U.S. federal income tax liability that such U.S. Holder’s “foreign source” taxable income bears to such U.S. Holder’s worldwide taxable income. In applying this limitation, a U.S. Holder’s various items of income and deduction must be classified, under complex rules, as either “foreign source” or “U.S. source.” Generally, dividends paid on the Common Shares should be treated as foreign source for this purpose, and gains recognized on the sale of Common Shares by a U.S. Holder should be treated as U.S. source for this purpose, except as otherwise provided in an applicable income tax treaty, and if an election is properly made under the Code. However, the amount of a distribution with respect to the Common Shares that is treated as a “dividend” may be lower for U.S. federal income tax purposes than it is for Canadian federal income tax purposes, resulting in a reduced foreign tax credit allowance to a U.S. Holder. In addition, this limitation is calculated separately with respect to specific categories of income. The foreign tax credit rules are complex, and each U.S. Holder should consult its own U.S. tax advisors regarding the foreign tax credit rules.

Backup Withholding and Information Reporting

A U.S. Holder that is an individual (and, to the extent provided in future regulations, an entity), may be subject to certain reporting obligations with respect to Common Shares if the aggregate value of these and certain other “specified foreign financial assets” exceeds $50,000. If required, this disclosure is made by filing Form 8938 with the IRS. Significant penalties can apply if a U.S. Holder is required to make this disclosure and fail to do so. In addition, a U.S. Holder should consider the possible obligation to file online a FinCEN Form 114—Foreign Bank and Financial Accounts Report, as a result of holding Common Shares in certain accounts. Holders are urged to consult their U.S. tax advisors with respect to these and other reporting requirements that may apply to their acquisition of Common Shares.

Payments made within the U.S., or by a U.S. payor or U.S. middleman, of dividends on, and proceeds arising from the sale or other taxable disposition of, Common Shares will generally be subject to information reporting and backup withholding tax, at the rate of 28%, if a U.S. Holder (a) fails to furnish such U.S. Holder’s correct U.S. taxpayer identification number (generally on Form W-9), (b) furnishes an incorrect U.S. taxpayer identification number, (c) is notified by the IRS that such U.S. Holder has previously failed to report properly items subject to backup withholding tax, or (d) fails to certify, under penalty of perjury, that such U.S. Holder has furnished its correct U.S. taxpayer identification number and that the IRS has not notified such U.S. Holder that it is subject to backup withholding tax. However, certain exempt persons generally are excluded from these information reporting and backup withholding rules. Backup withholding is not an additional tax. Any amounts withheld under the U.S. backup withholding tax rules will be allowed as a credit against a U.S. Holder’s U.S. federal income tax liability, if any, or will be refunded, if such U.S. Holder furnishes required information to the IRS in a timely manner.

The discussion of reporting requirements set forth above is not intended to constitute a complete description of all reporting requirements that may apply to a U.S. Holder. A failure to satisfy certain reporting requirements may result in an extension of the time period during which the IRS can assess a tax and, under certain circumstances, such an extension may apply to assessments of amounts unrelated to any unsatisfied reporting requirement. Each U.S. Holder should consult its own tax advisors regarding the information reporting and backup withholding rules.

THE ABOVE SUMMARY IS NOT INTENDED TO CONSTITUTE A COMPLETE ANALYSIS OF ALL TAX CONSIDERATIONS APPLICABLE TO U.S. HOLDERS WITH RESPECT TO THE ACQUISITION, OWNERSHIP, AND DISPOSITION OF COMMON SHARES. U.S. HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE TAX CONSIDERATIONS APPLICABLE TO THEM IN THEIR OWN PARTICULAR CIRCUMSTANCES.

Plan of Distribution

We are registering the Common Shares identified in the “Number of Common Shares Offered Hereby” column of the table under “Selling Shareholders” above to permit the resale of those Common Shares from time to time after the date of this prospectus at the discretion of the holders of such Common Shares. We will not receive any of the proceeds from the sale by the selling shareholders of the Common Shares. However, upon exercise, we will receive the cash exercise price of the Warrants. We will bear all fees and expenses incident to our obligation to register such Common Shares.

The selling shareholders may, at their discretion, sell all, none, or a portion of the Common Shares beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers, or agents. If the Common Shares are sold through underwriters or broker-dealers, the selling shareholders will be responsible for underwriting discounts or commissions or agent’s commissions. The Common Shares may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions that may involve crosses or block transactions, or in one or more of the following methods:

●	on any national securities exchange or quotation service on which the Common Shares may be listed or quoted at the time of sale;
●	in the over-the-counter market;
●	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;
●	through the writing of options, whether such options are listed on an options exchange or otherwise;
●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
●	an exchange distribution in accordance with the rules of the applicable exchange;
●	privately negotiated transactions;
●	short sales;
●	sales pursuant to Rule 144 under the Securities Act;
●	broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share;
●	a combination of any such methods of sale; and
●	any other method permitted pursuant to applicable law.

If the selling shareholders effect such transactions by selling Common Shares to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling shareholders or commissions from purchasers of the Common Shares for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the Common Shares or otherwise, the selling shareholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the Common Shares in the course of hedging in positions they assume. The selling shareholders may also sell Common Shares short and deliver Common Shares covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling shareholders may also loan or pledge Common Shares to broker-dealers that in turn may sell such shares.

The selling shareholders and any broker-dealer participating in the distribution of the Common Shares may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the Common Shares is made, a prospectus supplement, if required, will be distributed that will set forth the aggregate amount of Common Shares being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling shareholders and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers.

Under the securities laws of some states, the Common Shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the Common Shares may not be sold unless such Common Shares have been registered or qualified for sale in such state, or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling shareholder will sell any or all of the Common Shares the resale of which is registered pursuant to the registration statement, of which this prospectus forms a part.

The selling shareholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the Common Shares by the selling shareholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the Common Shares to engage in market-making activities with respect to the Common Shares. All of the foregoing may affect the marketability of the Common Shares and the ability of any person or entity to engage in market-making activities with respect to the Common Shares.

We will pay all expenses of the registration of the resale of the Common Shares, estimated to be approximately $23,577 in total, including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that a selling shareholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the selling shareholders against liabilities, including some liabilities under the Securities Act, in accordance with applicable registration rights agreements, if any, or the selling shareholders will be entitled to contribution. We may be indemnified by the selling shareholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling shareholder specifically for use in this prospectus, in accordance with the related registration rights agreement, or we may be entitled to contribution.

Once sold under the registration statement of which this prospectus forms a part the Common Shares will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS

Blake, Cassels & Graydon LLP will pass upon the validity of the securities being offered hereby.

Interests of Experts

The financial statements as of June 30, 2018 and 2017 and for each of the three years in the period ended June 30, 2018 incorporated by reference in this Prospectus have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm (the report on the financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern), incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

Certain portions of the description of the Elk Creek Project incorporated by reference herein were summarized or extracted from a technical report prepared in accordance with NI 43-101 dated December 15, 2017, with an effective date of June 30, 2017 and entitled “NI 43-101 Technical Report Feasibility Study Elk Creek Niobium Project Nebraska.” Those extracts were reviewed and approved by Joanna Poeck, B.Eng, SME-RM, MMSA-QP (SRK Principal Consultant, Mining Engineer).

None of the above experts has or is to receive in connection with the offering, a substantial interest, direct or indirect, in the Company or any of its subsidiaries nor was it connected with the Company or any of its subsidiaries as a promoter, managing or principal underwriter, voting trustee, Director, officer, or employee.

Where You Can Find More Information

We are subject to the informational reporting requirements of the Exchange Act. We file reports, proxy statements and other information with the SEC. Our SEC filings are available over the Internet at the SEC’s website at http://www.sec.gov.

We make available, free of charge, on our website at http://www.niocorp.com, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports and statements as soon as reasonably practicable after they are filed with the SEC. The contents of our website are not part of this prospectus, and the reference to our website does not constitute incorporation by reference into this prospectus of the information contained at that site, other than documents we file with the SEC that are incorporated by reference into this prospectus.

Information Incorporated by Reference

The SEC allows us to “incorporate by reference” into this prospectus the information in documents we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in or omitted from this prospectus or any accompanying prospectus supplement, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We incorporate by reference the documents listed below and any future documents that we file with the SEC (excluding any portion of such documents that are furnished and not filed with the SEC) under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (1) after the date of the initial filing of the registration statement of which this prospectus forms a part prior to the effectiveness of the registration statement and (2) after the date of this prospectus until the offering of the Common Shares is terminated:

•	our Annual Report on Form 10-K for the year ended June 30, 2018;

•	our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2018;

•	our Current Reports on Form 8-K filed on July 2, 2018, July 9, 2018, July 24, 2018, August 29, 2018, September 12, 2018, September 18, 2018, October 2, 2018 and December 7, 2018; and

•	the description of our Common Shares set forth in the registration statement on Form 8-A filed on October 28, 2016, and all amendments and reports filed for the purpose of updating that description.

We will not, however, incorporate by reference in this prospectus any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Item 2.02 or Item 7.01 of our current reports on Form 8-K unless, and except to the extent, specified in such current reports.

We will provide you with a copy of any of these filings (other than an exhibit to these filings, unless the exhibit is specifically incorporated by reference into the filing requested) at no cost, if you submit a request to us by writing or telephoning us at the following address and telephone number:

NioCorp Developments Ltd.

7000 South Yosemite Street, Suite 115

Centennial, Colorado 80112

(855) 264-6267

Attn: Corporate Secretary

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following are the estimated expenses of the issuance and distribution of the securities being registered, all of which are payable by the registrant. All of the items below, except for the registration fee, are estimates.

	Amount
Securities and Exchange Commission registration fee	$826.64
Legal fees and expenses	10,000.00	*
Accounting fees and expenses	10,000.00	*
Printing and engraving expenses	2,500.00	*
Travel and miscellaneous expenses	250.00	*
Total	$23,576.64

*Estimated

Item 15.	Indemnification of Directors and Officers.

The corporate laws of British Columbia allow the registrant, and its corporate articles require it (subject to the provisions of the Business Corporations Act (British Columbia) (the “BCBCA”) noted below), to indemnify its directors, former directors, alternate directors and their heirs and legal personal representatives against all eligible penalties to which such person is or may be liable, and the registrant must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by such person in respect of that proceeding if the eligible party has not been reimbursed for those expenses and is wholly successful, on the merits or otherwise, in the outcome of the proceeding or is substantially successful on the merits in the outcome of the proceeding. Each director and alternate director is deemed to have contracted with the registrant on the terms of the indemnity contained in the registrant’s articles.

For the purposes of such an indemnification:

“eligible party,” in relation to the registrant, means an individual who:

(1)	is or was a director or officer of the registrant;

(2)	is or was a director or officer of another corporation:

(i)	at a time when the corporation is or was an affiliate of the registrant; or

(ii)	at the request of the registrant; or

(3)	at the request of the registrant, is or was, or holds or held a position equivalent to that of, a director or officer of a partnership, trust, joint venture or other unincorporated entity; and

includes, except in the definition of “eligible proceeding” and certain other cases, the heirs and personal or other legal representatives of that individual;

“eligible penalty” means a judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of, an eligible proceeding;

“eligible proceeding” means a proceeding in which an eligible party or any of the heirs and personal or other legal representatives of the eligible party, by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, the registrant or an associated corporation:

(1)	is or may be joined as a party; or

(2)	is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding;

“expenses” includes costs, charges and expenses, including legal and other fees, but does not include judgments, penalties, fines or amounts paid in settlement of a proceeding; and

“proceeding” includes any legal proceeding or investigative action, whether current, threatened, pending or completed.

In addition, under the BCBCA, the registrant may pay, as they are incurred in advance of the final disposition of an eligible proceeding, the expenses actually and reasonably incurred by an eligible party in respect of that proceeding, provided that the registrant first receives from the eligible party a written undertaking that, if it is ultimately determined that the payment of expenses is prohibited by the restrictions noted below, the eligible party will repay the amounts advanced.

Notwithstanding the provisions of the registrant’s articles noted above, the registrant must not indemnify an eligible party or pay the expenses of an eligible party, if any of the following circumstances apply:

(1)	if the indemnity or payment is made under an earlier agreement to indemnify or pay expenses and, at the time that the agreement to indemnify or pay expenses was made, the registrant was prohibited from giving the indemnity or paying the expenses by its memorandum or articles;

(2)	if the indemnity or payment is made otherwise than under an earlier agreement to indemnify or pay expenses and, at the time that the indemnity or payment is made, the registrant is prohibited from giving the indemnity or paying the expenses by its memorandum or articles;

(3)	if, in relation to the subject matter of the eligible proceeding, the eligible party did not act honestly and in good faith with a view to the best interests of the registrant or the associated corporation, as the case may be; or

(4)	in the case of an eligible proceeding other than a civil proceeding, if the eligible party did not have reasonable grounds for believing that the eligible party’s conduct in respect of which the proceeding was brought was lawful.

In addition, if an eligible proceeding is brought against an eligible party by or on behalf of the registrant or by or on behalf of an associated corporation, the registrant must not do either of the following:

(1)	indemnify the eligible party under Section 160(a) of the BCBCA in respect of the proceeding; or

(2)	pay the expenses of the eligible party in respect of the proceeding.

Notwithstanding any of the foregoing, and whether or not payment of expenses or indemnification has been sought, authorized or declined under the BCBCA or the articles of the registrant, on the application of the registrant or an eligible party, the Supreme Court of British Columbia may do one or more of the following:

(1)	order the registrant to indemnify an eligible party against any liability incurred by the eligible party in respect of an eligible proceeding;

(2)	order the registrant to pay some or all of the expenses incurred by an eligible party in respect of an eligible proceeding;

(3)	order the enforcement of, or any payment under, an agreement of indemnification entered into by the registrant;

(4)	order the registrant to pay some or all of the expenses actually and reasonably incurred by any person in obtaining an order under Section 164 of the BCBCA; or

(5)	make any other order the court considers appropriate.

Item 16.	Exhibits.

INDEX TO EXHIBITS

Exhibit No.	Title
4.1(1)	Notice of Articles of NioCorp Developments Ltd., dated April 5, 2016
4.2(1)	Articles of NioCorp Developments Ltd., as amended, effective as of January 27, 2015
4.3(2)	Form of Subscription Agreement in respect of units of NioCorp Developments Ltd. issued in July 2017
4.4(2)	Agency Agreement, dated July 26, 2017, between NioCorp Developments Ltd. and Mackie Research Capital Corporation
4.5(2)	Non-Transferable Broker Warrant Certificate, dated July 26, 2017, in respect of non-transferable broker warrants issued to Mackie Research Capital Corporation
4.6(2)	Warrant Indenture, dated July 26, 2017, between NioCorp Developments Ltd. and Computershare Trust Company of Canada, as warrant agent
4.7(1)	Convertible Security Funding Agreement between NioCorp Developments Ltd. and Lind Asset Management IV LLC, dated December 14, 2015
4.8(3)	Amendment #1 to Convertible Security Funding Agreement, dated September 26, 2016, between NioCorp Developments Ltd. and Lind Asset Management IV LLC
4.9(3)	Amendment #2 to Convertible Security Funding Agreement, dated December 29, 2016, between NioCorp Developments Ltd. and Lind Asset Management IV LLC
4.10(4)	Amendment #3 to Convertible Security Funding Agreement, dated March 2017, between NioCorp Developments Ltd. and Lind Asset Management IV LLC
4.11(3)	Amendment #4 to Convertible Security Funding Agreement, dated April 21, 2017, between NioCorp Developments Ltd. and Lind Asset Management IV LLC
4.12(3)	Amendment #5 to Convertible Security Funding Agreement, dated June 1, 2017, between NioCorp Developments Ltd. and Lind Asset Management IV LLC
4.13(3)	Amendment #6 to Convertible Security Agreement, dated August 10, 2017, between NioCorp Developments Ltd. and Lind Asset Management IV LLC
4.14(5)	Amendment #7 to Convertible Security Funding Agreement, dated August 28, 2017, between NioCorp Developments Ltd. and Lind Asset Management IV LLC
4.15(5)	Amendment #8 to Convertible Security Funding Agreement, dated January 23, 2018, between NioCorp Developments Ltd. and Lind Asset Management IV LLC
4.16(6)	Convertible Security Funding Agreement, dated June 27, 2018, between NioCorp Developments Ltd. and Lind Asset Management IV LLC
4.17(7)	Form of Subscription Agreement in respect of units of NioCorp Developments Ltd. issued in September 2018
4.18(7)	Warrant Indenture, dated September 14, 2018, between NioCorp Developments Ltd. and Computershare Trust Company of Canada, as warrant agent
5.1	Opinion of Blake, Cassels & Graydon LLP
23.1	Consent of Blake, Cassels & Graydon LLP (included in Exhibit 5.1)
23.2	Consent of BDO USA, LLP
23.3	Consent of Joanna Poeck, BEng Mining, SME RM, MMSAQ #01387QP
24.1	Power of Attorney, contained on signature page hereto

(1)	Previously filed as an exhibit to the registrant’s Draft Registration Statement on Form S-1 (Registration No. 377-01354) submitted to the Securities and Exchange Commission on July 26, 2016 and incorporated herein by reference.

(2)	Previously filed as an exhibit to the registrant’s Current Report on Form 8-K (File No. 000-55710) filed with the Securities and Exchange Commission on August 1, 2017 and incorporated herein by reference.

(3)	Previously filed as an exhibit to the registrant’s Annual Report on Form 10-K for the year ended June 30, 2017 (File No. 000-55710) and incorporated herein by reference.

(4)	Previously filed as an exhibit to the registrant’s Current Report on Form 8-K (File No. 000-55710) filed with the Securities and Exchange Commission on March 24, 2017 and incorporated herein by reference.

(5)	Previously filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2017 (File No. 000-55710) and incorporated herein by reference.

(6)	Previously filed as an exhibit to the Company’s Current Report on Form 8-K (File No. 000-55710) filed with the Securities and Exchange Commission on July 2, 2018 and incorporated herein by reference.

(7)	Previously filed as an exhibit to the Company’s Current Report on Form 8-K (File No. 000-55710) filed with the Securities and Exchange Commission on September 18, 2018 and incorporated herein by reference.

Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

(1)      To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)       to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)       to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)       To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)       That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)       To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)       That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)       each prospectus filed by the undersigned pursuant to Rule 424(b)(3) shall be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)       each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(iii)       each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)       The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6)       Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in Denver, Colorado, on December 21, 2018.

NIOCORP DEVELOPMENTS LTD.

By:	/s/ Mark A. Smith
Mark A. Smith
President and Chief Executive Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

KNOW ALL PERSONS BY THESE PRESENTS, that each of the directors and officers of the registrant whose signature appears below constitutes and appoints Mark A. Smith and Neal Shah, or either of them, as true and lawful attorneys-in-fact and agents with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities to sign the Registration Statement filed herewith and any or all amendments to said Registration Statement (including post-effective amendments and Registration Statements filed pursuant to Rule 462 and otherwise), and to file the same, with all exhibits thereto, and other documents in connection therewith, the Securities and Exchange Commission granting unto said attorney-in-fact and agents the full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or his substitute, may lawfully do or cause to be done by virtue hereof.

/s/ Mark A. Smith	President, Chief Executive Officer (Principal	December 21, 2018
Mark A. Smith	Executive Officer and Authorized U.S. Representative)
and Chairman of the Board of Directors

/s/ Neal Shah	Chief Financial Officer (Principal Financial and	December 21, 2018
Neal Shah	Accounting Officer)

/s/ Joseph A. Carrabba	Director	December 21, 2018
Joseph A. Carrabba

/s/ Michael Morris	Director	December 21, 2018
Michael Morris

/s/ David C. Beling	Director	December 21, 2018
David C. Beling

/s/ Anna Castner Wightman	Director	December 21, 2018
Anna Castner Wightman

/s/ Nilsa Guerrero-Mahon	Director	December 21, 2018
Nilsa Guerrero-Mahon